Exhibit 10.22

OFFICE LEASE
MOUNTAIN VIEW RESEARCH PARK
BP MV RESEARCH PARK LLC,
a Delaware limited liability company
as Landlord,
and
NEUROPACE, INC.,
a Delaware corporation,
as Tenant.

Mountain View Research Park Neuropace, Inc.

LIST OF EXHIBITS

A	OUTLINE OF PREMISES
A-1	OUTLINE OF PROJECT
B	WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	INITIAL DISCLOSURE CERTIFICATE
G	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE
H	RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS
I	FORM OF LETTER OF CREDIT
J	LOCATION OF EQUIPMENT AREA
K	FORM OF CURRENT MORTGAGEE SNDA
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(i)	Mountain View Research Park Neuropace, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

815 E. Middlefield Offer Space	5
825 E. Middlefield Offer Space	5
Abated Base Rent	10
Abatement Event	41
ADA	Exhibit B
Additional Insureds	27
Additional Rent	11
Alterations	22
Antennae	59
Anticipated Delivery Date	6
Applicable Laws	49
Approved Construction Plans	Exhibit B
Approved Preliminary Plans	Exhibit B
Bank	42
Bank Credit Threat	43
Bank Prime Loan	50
Bankruptcy Code	43
Base Building	22
Base Rent	10
Base Rent Delivery Date	7
Brokerage Commissions	10
Brokers	57
Building	4
Building Direct Expenses	11
Building Operating Expenses	11
Building Permit	Exhibit B
Building Shell	Exhibit B
Building Signage	48
Building Structure	21
Building Systems	20
Building Tax Expenses	11
Business Plan	Exhibit F
Cash	43
CC&Rs	19
Change Request	Exhibit B
Common Areas	5
Construction Plans	Exhibit B
Contemplated Effective Date	34
Contemplated Transfer	34
Contemplated Transfer Space	34
Contractor	Exhibit B
Corrective Work	6
Corrective Work Landlord Delay	6
Cost Pools	16
Credit Rating Threshold	42
Delay Notice	7

(ii)	Mountain View Research Park Neuropace, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

Delivery Date	7
Direct Expenses	11
Eligibility Period	41
Environmental Laws	54
Environmental Reports	55
Equipment	62
Equipment Area	62
Estimate	17
Estimate Statement	17
Estimated Direct Expenses	17
Excess	16
Existing Improvements	29
Expected Completion Date	6
Expense Year	11
Extension Option	8
FCC	61
FDIC	44
Fencing	62
Force Majeure	54
GAAP	12
Generator	63
Hazardous Material(s)	54
HVAC	19
Initial Disclosure Certificate	55
Initial Premises Compliance Items	6
Intention to Transfer Notice	34
L/C	42
L/C Amount	42
Landlord	1
Landlord Caused Delay	7
Landlord Repair Notice	29
Landlord Repair Obligations	21
LC Expiration Date	43
LC Replacement Notice	45
Lease	1
Lease Commencement Date	7
Lease Expiration Date	8
Lease Term	8
Lease Year	8
Lines	58
Mail	51
Management Plan	Exhibit F
Minimum L/C Amount	46
Moisture Affected Area	5
Monument Sign	48
Mortgagee	27

(iii)	Mountain View Research Park Neuropace, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

Mountain View Research Park.	4
Net Worth	36
Nine Month Period	34
Notice Address Date	3
Notices	51
OFAC	59
Offer Notice	5
Offer Space	5
Operating Expenses	11
Option Term	8
Original Tenant	8
Other Improvements	58
Permitted Non-Transferee	36
Preliminary Plans	Exhibit B
Premises	4
Premises Compliance Standard	6
Pre-Term Possession	7
Preventative Maintenance Record	20
Prohibited Person	59
Project	4
Project Common Areas	5
Proposition 13	15
Recapture Notice	34
Receivership	44
Reduction Notice	46
Remedial Activities	Exhibit B
Renovations	58
Rent	11
Rent Abatement	10
Rent Abatement Period	10
Required Cure Date	7
Required Delivery Date	7
Roof	59
Roof Repairs	60
Rooftop Installations	59
Second Notice	24
Security Deposit Laws	44
Service Contract	20
Slab Moisture Report	5
Slab Work	5
SNDA	38
Space Planner	Exhibit B
Statement	16
Statement Date	17
Subject Space	32
Substantial Completion	Exhibit B

(iv)	Mountain View Research Park Neuropace, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

Substantially Complete	Exhibit B
Summary	1
Tank	63
Tax Expenses	15
Tenant	1
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Cost	Exhibit B
Tenant Improvements	Exhibit B
Tenant Received Proceeds	30
Tenant's Exercise Notice	8
Tenant's Financial Information	46
Tenant's Personal Property	26
Tenant's Property	26
Tenant's Repair Obligations	20
Tenant's Share	16
Tenant's Subleasing Costs	34
Termination Date	9
Termination Notice	9
Termination Payment	9
Termination Right	9
Transfer	32
Transfer Agreement	35
Transfer Notice	32
Transfer Premium	34
Transferee	32
Transfers	32
Unamortized Abated Base Rent	10
Unamortized Brokerage Commissions	10
Unamortized Tenant Improvement Allowance	9
Unused L/C Proceeds	44
Updated Disclosure Certificate	55
Work Letter	4

(v)	Mountain View Research Park Neuropace, Inc.

MOUNTAIN VIEW RESEARCH PARK
OFFICE LEASE
This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BP MV RESEARCH PARK LLC, a Delaware limited liability company (“Landlord”) and NEUROPACE, INC., a Delaware corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	August 24, 2011.
2. Premises (Article 1):
2.1 Building:	455 N. Bernardo Avenue, Mountain View, California 94043
2.2 Premises:	Approximately 52,528 rentable square feet of space, as further set forth in Exhibit A attached hereto.
3. Lease Term (Article 2):
3.1 Lease Term:	Seven (7) years and three (3) months.
3.2 Lease Commencement Date:	Subject to Section 2.1 of the Lease, the Lease Commencement Date shall be the later to occur of (i) four (4) months following the Delivery Date, or (ii) January 1, 2012.
3.3 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the last day of the eighty-seventh (87th) full calendar month following the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the eighty-seventh (87th) full calendar month following the Lease Commencement Date.
4. Base Rent (Article 3):
Period	Annual Base Rent	Monthly Installment of Base Rent
Months 1 through 6	$787,920.00	$64,660.00*
Months 7 through 12	$913,987.20	$76,165.60
Months 13 through 24	$950,546.68	$79,212.22
Months 25 through 36	$988,568.54	$82,380.71
Months 37 through 48	$1,028,111.20	$85,675.93
Months 49 through 60	$1,069,235.60	$89,102.97
Months 61 through 72	$1,112,005.00	$92,667.08
Months 73 through 84	$1,156,485.20	$96,373.77
Months 85 through 87	$1,202,744.60	$100,228.71
* Base Rent for the first three (3) full calendar months of the Lease Term is subject to abatement pursuant to Section 3.2 of the Lease.

(1)	Mountain View Research Park Neuropace, Inc.

5. Parking (Article 22):
One hundred and seventy-three (173) parking spaces (i.e., 3.3 parking spaces for every 1,000 rentable square feet of the Premises), consisting of one hundred sixty-eight (168) unreserved parking spaces in the parking facility for the Project (as such term is defined in Section 1.1.2 of the Lease) and five (5) parking spaces marked “Visitor” located in front of the Premises.

6. Tenant's Share of Building (Article 4):	100%
Tenant's Share of Project (Article 4):	8.748%
7. Permitted Use (Article 5):
To the extent the following comply with Applicable Laws (as such term is defined in Article 24 of the Lease) and zoning, Tenant shall use the Premises for general and administrative office use, research and development, manufacturing of medical devices, and other ancillary related uses permitted by the City of Mountain View.

8. Letter of Credit (Article 21):	$920,000.00 (subject to reduction pursuant to Article 21 of the Lease).
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(2)	Mountain View Research Park Neuropace, Inc.

9. Address of Tenant (Article 28):
NEUROPACE, INC.
1375 Shorebird Way
Mountain View, California 94093
Attention: Chief Financial Officer
(Prior to date Tenant notifies Landlord that Tenant is operational in the Premises, which date may be after the Lease Commencement Date (the “Notice Address Date”))
and
NEUROPACE, INC.
455 N. Bernardo Avenue,
Mountain View, California 94043
Attention: Chief Financial Officer
(From and After Notice Address Date)
Notwithstanding anything to the contrary set forth in this Lease with respect to Tenant’s address for notices, including in this Summary of Basic Lease Information, Landlord does not waive and shall not be deemed to have waived its right to serve notices of default or any notice to the Premises pursuant to Section 1161 of the California Code of Civil Procedure or similar or successor statutes, at Landlord’s option, in accordance the service-of-notice procedures set forth in Section 1162 of the California Code of Civil Procedure or any similar or successor statute, provided that, notwithstanding the foregoing, in all instances, a copy of any such notice shall be delivered to Tenant at Tenant’s address for notices set forth in this Lease in accordance with the terms of the Lease.

10. Address of Landlord (Article 28):	See Article 28 of the Lease.
11. Broker(s) (Section 29.24):	Jones Lang LaSalle, representing Tenant and Cassidy Turley CPS, representing Landlord
12. Tenant Improvement Allowance (Exhibit B):
Up to One Million Three Hundred Thirteen Thousand Two Hundred and No/100 Dollars ($1,313,200.00), or Twenty-Five and No/100 Dollars ($25.00) per rentable square foot of the Premises, payable in the time and manner as specified in Exhibit B.

(3)	Mountain View Research Park Neuropace, Inc.

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto, and an outline of the Project is set forth in Exhibit A-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions required by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Tenant shall accept the Premises in its “as-is” condition existing on the Delivery Date. subject to Landlord’s limited warranty and responsibilities related thereto as set forth below in this Section 1.1.1 and further subject to Landlord’s obligations set forth in Sections 1.3 and 1.4 below, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that certain voice and data cabling and wiring servicing the Premises is currently installed at the Building. Landlord shall, at its sole cost and expense and at a reasonable time that is mutually agreeable to each of Landlord and Tenant, remove such existing wiring and cabling prior to Tenant’s commencement of construction of the Tenant Improvements in accordance with the terms and conditions set forth in Exhibit B to this Lease. Tenant herby agrees that Landlord may enter upon the Premises following the Delivery Date to perform such removal. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter.
Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that as of the Delivery Date (as defined in Section 2.1 below), the roof of the Base Building (as defined in Section 8.2 below), including the roof membrane, all structural components of the Base Building, including the structural foundation and all Building Systems (as defined in Article 7 of this Lease) (including all HVAC, electrical and plumbing systems, but expressly excluding all laboratory specific systems and equipment, light bulbs and ballasts) serving the Premises are operational, in good condition and working order, and water tight, and Landlord shall warrant the condition and operation thereof for the first thirty (30) days following the Delivery Date. Such warranty shall mean that, in the event that any of the roof, any structural components of the Base Building or any Building Systems (as defined in Article 7 of this Lease) (including all HVAC, electrical and plumbing systems) serving the Premises shall fail to be operational or in good condition and working order during the first thirty (30) days following the Delivery Date, Tenant shall notify Landlord in writing of the failure of this warranty, which notice shall specify the failure with particularity, and Landlord, at its sole cost and expense and not as part of Operating Expenses, Additional Rent or otherwise, shall promptly commence and thereafter repair or otherwise address such failure such that it is remedied within a reasonable time after receipt of Tenant’s notice. given the nature of the failure to be addressed. The foregoing warranty by Landlord shall not limit Landlord’s obligations to maintain and repair the Building and/or any Building Systems as such obligations are expressly set forth in this Lease.
1.1.2    The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a multi-building office project known as the “Mountain View Research Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, surface parking lot(s) and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other sixteen (16) office buildings located in the vicinity of the Building which together with the Building comprise the Mountain View Research Park,

(4)	Mountain View Research Park Neuropace, Inc.

and the land upon which such buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.
1.1.3    Common Areas. Tenant shall have the right, which except as otherwise expressly provided in this Section 1.1.3 shall be non-exclusive, to use in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, or to be shared by Landlord and certain tenants of the Project, including Tenant, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the outside areas of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord’s sole discretion, a conference center and other amenities, all of which shall be available for use by all tenants of the Project. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time; provided, however, subject to compliance with Applicable Laws, Landlord shall in no event promulgate and such rules, regulations and restrictions that shall have a material and adverse impact on Tenant’s rights to use of the Premises for the permitted use as set forth in this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises or the Equipment Area (as defined in Section 29.36 below).
1.1.4    Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building shall be calculated pursuant to Landlord’s then current method for measuring rentable square footage. Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises and the Building is as set forth in Section 2.2 of the Summary.
1.2    Right of Notice of Offer. Throughout the Lease Term and any extension, if Landlord receives a bona fide third party offer to lease space in the building located at 815 E. Middlefield Road, Mountain View, California (the “815 E. Middlefield Offer Space”) or in the building located at 825 E. Middlefield Road, Mountain View, California (the “825 E. Middlefield Offer Space”) (the 815 E. Middlefield Offer Space and the 825 E. Middlefield Offer Space are collectively referred to herein as the “Offer Space”), Landlord shall give written notice to Tenant (the “Offer Notice”) that such Landlord has received a bona fide third party offer to lease the Offer Space, which notice shall contain the terms and conditions of such offer. Tenant shall have five (5) business days following receipt of the Offer Notice to notify Landlord in writing whether or not Tenant wishes to lease the Offer Space and the terms and conditions on which Tenant is willing to lease such Offer Space. Such terms and conditions shall include, at a minimum, the Base Rent Tenant will pay for such Offer Space (on a rentable square foot basis), the Lease Term for such Offer Space, any tenant improvements or tenant improvement allowance that Tenant desires in connection with such Offer Space, and any other rental terms and conditions of Tenant’s offer to lease the Offer Space. In any event, Landlord shall have no obligation to lease the Offer Space to Tenant and may lease the Offer Space to any other party on whatever terms and conditions Landlord shall desire, in its sole and absolute discretion; provided, however, that upon the next availability of such Offer Space, the terns of this Section 1.2 shall again apply in the event of Landlord’s receipt of any bona fide third party offer to lease such Offer Space. In the event that Landlord elects to lease the Offer Space to Tenant on the terms and conditions proposed by Tenant, or other terms mutually agreed to by Landlord and Tenant, Landlord and Tenant agree to execute an amendment to this Lease, including the Offer Space within the Premises and otherwise amending the terms and provisions hereof to include the provisions of Tenant’s offer to lease the Offer Space herein.
1.3    Slab Work. At Landlord’s sole cost and expense, Landlord has caused to be performed an inspection of certain portions of the slab of the Building potentially affected by moisture intrusion and shall promptly following the date of this Lease receive a related report (the “Slab Moisture Report”) identifying the following: (i) the area, if any, within the Premises affected by moisture intrusion at a level in excess of industry standards (the “Moisture Affected Area”) , and (ii) the recommended action (“Slab Work”). Landlord shall, at its sole cost and expense, perform the Slab Work in the Moisture Affected Area. Landlord and Tenant agree to

(5)	Mountain View Research Park Neuropace, Inc.

cooperate with each other in order to enable the Slab Work to be performed in a timely manner and with as little inconvenience to the construction of the Tenant Improvements as is reasonably possible. Landlord shall perform the Slab Work diligently and in a manner to minimize interference with Tenant’s planning and construction of the Tenant Improvements (provided, however, that Tenant and Landlord shall work together in good faith to schedule the performance of the Slab Work and the Tenant Improvements in a manner to achieve the foregoing). Notwithstanding anything herein to the contrary, any delay in the completion of the Tenant Improvements or inconvenience suffered by Tenant during the performance of the Tenant Improvements shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease.
1.4    Initial Premises Compliance Items. To Landlord’s actual knowledge, as of the date Landlord tenders possession of the Premises to Tenant, the office portion of the Premises (including the restrooms contained therein) shall comply with Applicable Laws the extent such compliance is required to obtain approval by the City of Mountain View for office use of the Premises in its current as-is condition on the date of this Lease (the “Initial Premises Compliance Standard”). Landlord, at its sole cost and expense, shall be responsible for correcting any violations of Applicable Laws reasonably and mutually identified by Landlord and Tenant and solely with respect to the Initial Premises Compliance Standard (“Initial Premises Compliance Items”), provided that Tenant has delivered written notice thereof to Landlord not later than ten (10) days after Substantial Completion (as defined in Section 3 of Exhibit B to this Lease) of the Tenant Improvements. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Law. To the extent Landlord and Tenant agree the Premises failed to achieve the Initial Premises Compliance Standard as of the date Landlord tenders possession of the Premises to Tenant, Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. To the extent that, pursuant to the terms and conditions of this Section 1.4, Landlord is required to correct any Initial Premises Compliance Items (the “Corrective Work”), Landlord hereby agrees to discuss in good faith with Tenant’s Contractor (as defined in Exhibit B attached to this Lease) the performance and pricing of such work. Tenant shall notify Landlord in writing of any circumstances of which Tenant is aware that have caused or may cause a delay in the completion of the Corrective Work that would delay Tenant’s ability to Substantially Complete the Tenant Improvements in the Premises (a “Corrective Work Landlord Delay”) on or before the later of the Lease Commencement Date and the date identified on the construction schedule for Substantial Completion of the Tenant Improvements, as the same may be modified during the construction process (the “Expected Completion Date”), so that Landlord may take whatever action is appropriate to minimize or prevent such Corrective Work Landlord Delay. Tenant hereby agrees to cooperate reasonably and in good faith with Landlord’s efforts to avoid or minimize any such potential or actual Corrective Work Landlord Delay. If Tenant fails to notify Landlord of any such Corrective Work Landlord Delay within 1 business day after the date Tenant knew of such actual or possible Corrective Work Landlord Delay, Tenant shall be deemed to have waived such Corrective Work Landlord Delay and the Lease Commencement Date shall not be extended (as set described below). Subject to any delays caused by Tenant or any Tenant Party and events of Force Majeure, and so long as the same is not in Tenant’s reasonable control to timely avoid or minimize (and if so, provided that Tenant has made reasonable good faith efforts to avoid or minimize the effect of such Corrective Work Landlord Delay), if a Corrective Work Landlord Delay occurs (and Tenant has not waived the same nor is Tenant deemed to have waived the same), and such Corrective Work Landlord Delay actually delays Tenant’s Substantial Completion of the Tenant Improvements beyond the Expected Completion Date, the Lease Commencement Date shall be extended on a day for day basis only to the extent of the actual delay of Substantial Completion of the Tenant Improvements arising directly as a result of the Corrective Work Landlord Delay. If a Corrective Work Landlord Delay occurs, Tenant shall use good faith efforts to prosecute the Tenant Improvements in a timely and efficient manner in an effort to minimize or reduce the impact of such Correct Work Landlord Delay. Landlord, at its election and without any obligation to do so, may elect to pay for overtime labor and/or provide other resources to reduce the impact of any Corrective Work Landlord Delay. The foregoing terms and conditions of this Section 1.4 shall in no event apply to compliance items required as a result of or otherwise in connection with Tenant’s leasing, use and/or occupancy of the Premises, including, without limitation, the planning or construction of any improvements, additions and/or alterations in and or to the Premises and/or Building.

(6)	Mountain View Research Park Neuropace, Inc.

ARTICLE 2
LEASE TERM
2.1    Delivery of Premises and Equipment Area. Landlord, within five (5) business days following the full and final execution and delivery of this Lease by Tenant and Landlord’s receipt of all prepaid rental, the Letter of Credit and insurance certificates required hereunder, shall deliver possession of the Premises and Equipment Area to Tenant, vacant and unoccupied and in the condition required pursuant to Section 1.1.1 and Section 29.36 (herein after referred to as the “Anticipated Delivery Date”) for purposes of Tenant’s design, construction and installation of furniture, fixtures, equipment and the construction of the Tenant Improvements by Tenant, as specified on Exhibit B attached hereto and incorporated herein by this reference and occupancy by Tenant (hereinafter, the “Pre-Term Possession”). The actual “Delivery Date” for purposes of this Lease shall be the actual date Landlord delivers possession of the Premises and the Equipment Area to Tenant. During such Pre-Term Possession by Tenant, all of the terms and conditions of this Lease shall apply, including, without limitation, the provisions of Article 10 regarding the indemnity and insurance obligations of Tenant; provided that during such Pre-Term Possession, Tenant shall not be obligated to pay Base Rent or any of Tenant’s Share of Building Direct Expenses. The period of Pre-Term Possession shall expire on the later to occur of(i) four (4) months following the Delivery Date, or (ii) January 1, 2012 (hereinafter, the “Lease Commencement Date”).
Subject to any delays caused by Tenant or any Tenant Parties and events of Force Majeure, if Landlord fails to tender possession of the Premises to Tenant on or before the Base Rent Delivery Date (as defined below), Tenant, as its sole remedy (subject to the terms of the following paragraph below), shall be entitled to per diem Base Rent credit for each day following the Base Rent Delivery Date through the day immediately prior to the date Landlord tenders possession of the Premises to Tenant. The “Base Rent Delivery Date” shall mean the date which is thirty (30) days after the Anticipated Delivery Date.
Notwithstanding the foregoing, subject to any delays caused by Tenant or any Tenant Parties and events of Force Majeure, if Landlord fails to tender possession of the Premises to Tenant on or before the Required Delivery Date (as defined below), Tenant, as its sole remedy (but in addition to its remedy set forth above respecting Landlord’s failure to meet the Base Rent Delivery Date), may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) the expiration of five (5) business days after the Required Delivery Date; and (b) the time Landlord delivers possession of the Premises to Tenant. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations hereunder, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Delivery Date” shall mean the date which is one hundred twenty (120) days after the Anticipated Delivery Date.
Notwithstanding anything to the contrary set forth in this Lease, the Lease Commencement Date shall be delayed by the number of days of delay to Substantially Complete (as defined in Exhibit B) the Tenant Improvements in the Premises which is caused solely by a “Landlord Caused Delay.” As used in this Section, “Landlord Caused Delay” shall mean an actual delay in the Substantial Completion of the Tenant Improvements resulting from (a) failure of Landlord to approve or disapprove any of the Construction Plans within the time periods set forth in Exhibit B (except to the extent Landlord has been deemed to approve such plans in accordance with the terms of Exhibit B hereto), (b) Landlord’s withholding of its consent to the Construction Plans or Change Request (as defined in Exhibit B) for the Tenant Improvements on an unreasonable basis, or (c) unreasonable and material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements, as a result of any interference with the performance of the Tenant Improvements or with access by Tenant, its agents and contractors to the Premises during normal construction hours. The parties hereto specifically acknowledge and agree that any delay in the completion of the Tenant Improvements caused by Landlord’s notification to Tenant or its contractor of any violation of Applicable Laws (as defined in Article 24) by Tenant or any Tenant Party (as defined in Section 10.13), breach of the Rules and Regulations by Tenant or any Tenant Party, or any failure to construct the Tenant Improvements in accordance with the Construction Plans shall not constitute a Landlord Caused Delay. Tenant shall promptly notify Landlord in writing (a “Delay Notice”) of any circumstances which have caused or may cause a Landlord Caused Delay so that Landlord may take whatever action is appropriate to minimize or

(7)	Mountain View Research Park Neuropace, Inc.

prevent such delay. In the event that Tenant notifies Landlord in writing of a potential Landlord Caused Delay and Landlord fails to cure such Landlord delay within five (5) days after receipt of the Delay Notice (the “Required Cure Date”), and if such actions, inaction or circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the Required Cure Date and ending as of the date Landlord cures such Landlord Caused Delay. Accordingly, Landlord shall not be responsible for any such Landlord Caused Delay, with respect to the period of time prior to the Required Cure Date. Notwithstanding anything to the contrary set forth herein, Landlord shall only be responsible for Landlord Caused Delays to the extent such delay actually prevents Tenant from Substantially Completing the Tenant Improvements by the scheduled Lease Commencement Date. Accordingly, the number of days of Landlord Caused Delay shall not exceed the actual number of days between the scheduled Lease Commencement Date and the date the Tenant Improvements are Substantially Completed.
2.2    Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided, that if such notice is not factually correct, then Tenant may make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said ten (10) business day period. Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.
2.3    Option Term.
2.3.1    Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), any Permitted Non-Transferee (as defined in Section 14.8), one (1) option to extend the Lease Term (the “Extension Option”), such Extension Option to be for a period of five (5) years (“Option Term”). The Extension Option shall be exercisable only by written notice delivered by Original Tenant or any Permitted Non-Transferee to Landlord as provided in Section 2.3.2 below, provided that, as of the date of delivery of such notice, this Lease is in full force and effect and there is no default (beyond any applicable notice and cure periods) by Tenant under the Lease. The rights contained in this Section 2.3 shall be personal to Original Tenant and any Permitted Non-Transferee and may be exercised only by Original Tenant and any Permitted Non-Transferee (and not by any other assignee, sublessee or other Transferee, as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease). For the purposes of this Section 2.3, Original Tenant and Permitted Non-Transferee are collectively referred to herein as “the Tenant”. Upon the proper exercise of such Extension Option, and provided that, at Landlord’s election, as of the end of this Lease Term there is no default by Tenant beyond applicable notice and cure periods and the other conditions to exercise of such Extension Option listed in this Section 2.2 are still true, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.
2.3.2    Exercise of Option. If Tenant wishes to exercise the Extension Option, then Tenant shall deliver written notice (“Tenant’s Exercise Notice”) to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant is exercising its option for the entire Premises.
2.3.3    Base Rent During Option Term. The Base Rent payable during the Option Term shall be adjusted to equal the fair rental renewal value (as herein defined) for the Premises as of the date of the commencement of the Option Term pursuant to the procedures set forth herein.
(i)    Fair rental renewal value shall mean the monthly Base Rent per square foot of rentable area prevailing for lease renewals for “Comparable Renewal Space” as of the date the Option Term commences, multiplied by the rentable area of the Premises.

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(ii)    Comparable Renewal Space means space that is comparable to the Premises in the same or similar rental markets in the Mountain View and Sunnyvale, California areas as of the date the Option Term is to commence, the lease for which is then being or has recently been renewed by the owner of the Building in which the Comparable Renewal Space is located.
(iii)    In determining fair rental renewal value, the following factors shall be taken into account: (a) the amount of tenant improvement allowances and brokerage commissions payable provided for the Comparable Renewal Space, but only to the extent the quality level of the improvements in the Comparable Renewal Space after refurbishment exceeds the quality level of existing improvements in the Premises; (b) the usability of the existing improvements in the Premises (excluding any improvements to the extent paid for by Tenant) in comparison with the usability of the existing improvements in the Comparable Renewal Space; (c) the size, location and the floor level of the Premises compared with the Comparable Renewal Space; and (d) the duration of the Option Term in relationship to the duration of the renewal term for the Comparable Renewal Space.
(iv)    Landlord shall notify Tenant of its determination of fair rental renewal value within thirty (30) days following Landlord’s receipt of Tenant’s Exercise Notice. If Tenant in good faith disputes Landlord’s determination of fair rental renewal value and if such dispute is not resolved by negotiation between the parties within thirty (30) days after Landlord’s notice is given, fair rental renewal value shall be as determined by appraisal as provided below. If the fair rental renewal value has not been determined by the commencement date of the renewal term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Lease Term until such time as the fair rental renewal value has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the date the Option Term is to commence.
(v)    If fair rental renewal value is to be determined by appraisal, within ten (10) days after the expiration of the thirty (30) day negotiation period, Landlord and Tenant shall each appoint as an appraiser a licensed real estate broker experienced in leasing comparable space in the City of Mountain View, and give notice of such appointment to the other. If either Landlord or Tenant shall fail timely to appoint an appraiser, the appointed appraiser shall select the second appraiser within ten (10) days after the failure of Landlord or Tenant, as the case may be, to appoint. Such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determination of fair rental renewal value based on the standards set forth in subparagraph (iii) above, as applicable, and submit their appraisal reports separately and in writing to Landlord and Tenant. If Landlord and Tenant do not mutually approve one of the two determinations within fifteen (15) days thereafter, the two appraisers shall, within ten (10) days after expiration of the fifteen (15) day period, appoint a third appraiser who shall be similarly qualified. If the two appraisers shall be unable to agree timely on the selection of a third appraiser then either appraiser, on behalf of both, may request such appointment by the American Arbitration Association. Such appraiser shall, within thirty (30) days after his or her appointment, make an independent determination of fair rental renewal value based on the standards set forth in subparagraph (iii) above, as applicable, and shall select the one of the determinations by the other two appraisers that is the closer to his or her determination. Fair rental renewal value shall be that set forth in the determination so selected. Landlord and Tenant shall each pay the fees of their respective appraisers and the fees of the third appraiser shall be paid one half by Landlord and one half by Tenant. Base Rent for the Option Term determined in accordance with this Section 2.3.2 shall be payable in accordance with the provisions of Article 3.
2.4    Termination Right. Provided that Tenant is not in default under the terms and conditions of the Lease beyond any applicable notice and cure periods as of the date Landlord receives Tenant’s Termination Notice (defined below), Landlord hereby grants to Tenant a one-time right to terminate the Lease (the “Termination Right”) effective as of the date (the “Termination Date”) specified in the Termination Notice upon strict compliance with the terms and conditions hereinafter set forth; provided, however, in no event shall the Termination Date be earlier than the first day of the sixty-fifth (65th) month of the initial Lease Term. Tenant may exercise the Termination Right by providing Landlord no less than nine (9) months prior written notice (the “Termination Notice”) of such termination, which Termination Notice must be delivered to Landlord no later than the expiration of the fifty-fifth (55th) month of the Lease Term. No later than thirty (30) days prior to the Termination Date, and as a condition to the effectiveness of the termination of this Lease pursuant to this Section 2.4, Tenant shall deliver to Landlord a cashier’s or certified check made payable to Landlord or a wire transfer of immediately available funds to an account designated by Landlord, an amount equal to the sum of (a) Landlord’s then Unamortized Tenant

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Improvement Allowance (as defined below), (b) the Unamortized Abated Base Rent (as defined below in Section 3.2), plus (c) the Unamortized Brokerage Commissions (as defined below) (the total sum of the foregoing amounts is referred to herein as the “Termination Payment”). Landlord grants the Termination Right contained herein to Tenant in consideration of Tenant’s strict compliance with the provisions hereof, including, without limitation, the manner and time of exercise of the Termination Right and the timely payments of the Termination Payment. In the event of any failure by Tenant to exercise the Termination Right in strict accordance with the terms and conditions set forth herein, it may be deemed, at the option of Landlord, that Tenant has waived any right to exercise the Termination Right. The Termination Right granted herein is personal to the Original Tenant and notwithstanding any consent of Landlord to an assignment of the Lease or a sublet under the Lease, may not be assigned or transferred by such Tenant to any assignee or subtenant. Within thirty (30) days following the later of (i) Tenant’s exercise of its Termination Right, and (ii) Tenant’s written request for the same, Landlord shall notify Tenant of the amount of the total Termination Payment.
2.4.1    As used herein, the term “Unamortized Tenant Improvement Allowance” shall mean a dollar amount determined as follows. The total amount of the Tenant Improvement Allowance paid to Tenant shall be amortized on a straight-line basis over the Lease Term with interest thereon at the rate of eight and one-half percent (8.5%) per annum. The Tenant Improvement Allowance so paid that remains unamortized as of the Termination Date shall be deemed to be the “Unamortized Tenant Improvement Allowance.”
2.4.2    As used herein, the term “Unamortized Brokerage Commissions” shall mean a dollar amount determined as follows. Any and all brokerage commissions or fees paid by Landlord in connection with this Lease (collectively, the “Brokerage Commissions”) shall be amortized on a straight-line basis over the Lease Term with interest thereon at the rate of eight and one-half percent (8.5%) per annum. All Brokerage Commissions that remain unamortized as of the Termination Date shall be deemed to be the Unamortized Brokerage Commissions.
2.4.3    As used herein, the term “Unamortized Abated Base Rent” shall mean a dollar amount determined as follows. The amount of the Abated Base Rent (as defined in Section 3.2 below) shall be amortized on a straight-line basis over the entire Lease Term with interest thereon at the rate of eight and one-half percent (8.5%) per annum. All Abated Base Rent that remain unamortized as of the Termination Date shall be deemed to be the “Unamortized Abated Base Rent.”
ARTICLE 3
BASE RENT
3.1    General Terms. Commencing on the first day of the fifth (5th) month following the Lease Commencement Date and thereafter in advance on or before the first day of each and every calendar month during the Lease Term, Tenant shall pay, without prior notice or demand, to Mountain View Research Park, File 31098, PO Box 60000, San Francisco, CA 94160, or, at Landlord’s option, to such other party or at such other place as Landlord may from time to time designate in writing, by notice to Tenant in accordance with the provisions of Article 28 of this Lease, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, without any setoff or deduction whatsoever. The Base Rent for the fourth (46’) month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
3.2    Abated Base Rent. Provided that Tenant is not then in material or monetary default of this Lease beyond applicable notice and cure periods, then during the first three (3) full calendar months of the initial Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $196,980.00 (the “Abated Base Rent”). Tenant acknowledges

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and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in material or monetary default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, and this Lease is terminated thereafter, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, that Tenant shall immediately become obligated to pay to Landlord all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Lease Commencement Date and ending on the original Lease Expiration Date). Only Base Rent shall be abated in accordance with this Section 3.2, and “Tenant’s Share” of “Building Direct Expenses,” as those terms are defined in Sections 4.2.8 and 4.2.1 of this Lease, respectively, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.
ARTICLE 4
ADDITIONAL RENT
4.1    General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.8 and 4.2.1 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds otherwise payable to Tenant upon expiration or require Tenant to pay such funds immediately. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below. Landlord and Tenant understand and agree that this Lease is a “triple net” Lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms, covenants, conditions or provisions of this Lease, but subject to the express terms and conditions contained in this Lease, that it is the intent of the parties hereto that the Base Rent provided to be paid by Tenant to Landlord shall be net to Landlord, and, except as specifically excluded or otherwise provided herein, any and all expenses incurred in connection with the Premises, the Building and the Project, or in connection with the operations thereof, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises, the Building and the Project, together with the appurtenances thereto, shall be paid by Tenant in addition to the Base Rent specified in this Lease. Landlord and Tenant hereby acknowledge and agree that Operating Expenses shall not include those Operating Expenses that are expressly attributable solely to another building other than the Building that is a part of the Project (for example, the cost of repairs to a building system servicing the interior of any such other building shall not be included in Operating Expenses hereunder).
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.2 and 4.2.3, below, respectively.
4.2.2    “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.6 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.
4.2.3    “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.
4.2.4    “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

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4.2.5    “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.6    “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project Common Areas and the Building, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, and communication systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the commercially reasonable cost of premiums related to all insurance carried by Landlord in connection with the Project Common Areas and the Building as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project Common Areas or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project Common Area or any portion thereof); (iv) the cost of landscaping and Project Common Area cleaning, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project Common Area, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof) (which management fee shall not exceed three percent (3%) of the total net Rent payable by tenants of the Building), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project Common Areas; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project Common Areas; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project Common Area; (xi) the cost of alarm, security and other services for the Project Common Area, maintenance and replacement of curbs and walkways, repair to the roof, including the roof membrane of the Building (excluding the roofs of any other buildings in the Project other than the Building and capital repairs to and capital replacement of the roof of the Building); (xii) amortization (including interest on the unamortized cost as reasonably determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (excluding in buildings in the Project other than the Building and further subject to the terms and conditions set forth in Section 7.2.1 of this Lease) (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under Applicable Laws that are changed or enacted after the Lease Commencement Date or where such work is first required to be made after the Lease Commencement Date as a result of Applicable Laws that are changed or enacted after the Lease Commencement Date, or (E) which are repairs, replacements or modifications related to the “Building Systems,” as that term is defined in Article 7 of this Lease, below; provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost as reasonably determined by Landlord) over its useful life in accordance

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with generally accepted accounting principles (“GAAP”), as Landlord shall reasonably determine; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project.
The foregoing description of Operating Expenses may include one (1) or more categories of expenses that, during the Term of this Lease or any extension thereto, may not incur any actual charges.
Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:
(a)    any items included in Tax Expenses;
(b)    mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;
(c)    capital improvements to the Building or the Project, other than those permitted pursuant to items (xi i) and (xiii), above;
(d)    legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);
(e)    legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Project (including new leases, lease amendments, lease terminations and lease renewals);
(f)    the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;
(g)    expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Project for occupancy by any tenant or which is not made generally to or for the benefit of the Building or the Project;
(h)    the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Project at Landlord’s expense;
(i)    the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

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(j)    the cost of acquiring sculptures, paintings or other objects of fine art in the Project in excess of amounts typically spent for such items in Class A research and development parks of comparable quality in the Mountain View, California area;
(k)    bad debt loss, rent loss, or reserves for bad debt or rent loss;
(l)    unfunded contributions to operating expense reserves by other tenants;
(m)    “contributions to charitable or political organizations in excess of the greater of (1) the amounts typically spent for such contributions in Class A research and development parks of comparable quality in the Mountain View, California area, and (2) $50,000.00 in the aggregate in any single Expense Year;
(n)    expenses related solely and exclusively to the operation of the retail space in the Project;
(o)    damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;
(p)    fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Project;
(q)    interest, fines or penalties for late payment by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment;
(r)    the cost of remediation and removal of “Hazardous Substance,” as that term is defined in Section 5.2 below, in the Building or on the Project as required by Applicable Laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Substance under Applicable Laws but which are subsequently deemed to be Hazardous Substance under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);
(s)    costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;
(t)    costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;
(u)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;
(v)    except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds the reasonable cost for such services or materials absent such relationship in Class-A research and development park of comparable quality in the Mountain View area; and

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(w)    depreciation for the Building, except as permitted pursuant to items (xii) and (xiii), above;
(x)    reserves for future improvements, repairs, additions, etc.
(y)    costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this), provided, however, that the provisions of this sub-item (y) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Applicable Laws which is imposed after the date of this Lease (the terms and conditions of this clause (y) shall not amend or otherwise modify Landlord’s express obligations as set forth in Section 1.4 of this Lease);
(z)    salaries and all other compensation (including fringe benefits) of partners, officers and executives at and above the grade of property manager / director (or such similar title).
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord agrees to act in a commercially reasonable manner in incurring Operating Expenses, taking into consideration the class and the quality of the Project and shall extrapolate Operating Expenses in accordance with the methodology used to extrapolate Operating Expenses in comparable buildings in the geographic area in which the Project is located. In no event shall Landlord be entitled to a reimbursement from tenants for Operating Expenses in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.
4.2.7    Taxes.
4.2.7.1    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
4.2.7.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in

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further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. All assessments which can be paid by Landlord in installments shall be shall be included as Tax Expenses in the year during which such assessment is payable (except to the extent inconsistent with the general practice of landlords of the Comparable Buildings).
4.2.7.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local, personal or corporate income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due, and (v) the increase in taxes above normal and customary increases only to the extent allocated on any assessment to other tenants’ premises in the Project for improvements constructed by or on behalf such other tenants.
4.2.8    “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.
4.3    Allocation of Direct Expenses.
4.3.1    Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that certain costs and expenses incurred in connection with the Project Common Areas (i.e., the Direct Expenses) should be shared between the tenants of the Building (that is, Tenant) and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the Building shall include, (i) for Operating Expenses, all Operating Expenses attributable solely to the Building and an equitable portion of the Operating Expenses attributable to the Project Common Areas as a whole, and (ii) for Tax Expenses, all Tax Expenses attributable solely to the Building and an equitable portion of the Tax Expenses attributable to the Project Common Areas as a whole. Tenant Share of the Project is calculated as the ratio of the total aggregate rentable square footage of the Building over the total aggregate rentable square footage of all the buildings comprising the Project.

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4.3.2    Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner. w
4.4    Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.
4.4.1    Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within one hundred eighty (180) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree that the failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate.
4.4.2    Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes

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so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
4.5.2    If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the amount the same would be after normal and customary increases following customary office improvements in space in the Building, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1.
4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6    Tenant’s Right to Audit. Subject to the provisions of this Section and provided that no default of Tenant (following notice and opportunity to cure) exists, Tenant shall have the right to examine the correctness of the Landlord’s Statement or any item contained therein:
4.6.1    Any request for examination in respect of any Expense Year may be made by notice from Tenant to Landlord no more than sixty (60) days after the date (the “Statement Date”) Landlord provides Tenant the Statement in respect of such Expense Year and only if Tenant shall have fully paid such amount. Such notice shall set forth in reasonable detail the matters questioned. Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the Statement Date.
4.6.2    Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect Landlord’s books and records and/or to contest the Statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Expense Year Landlord’s Statement shall be conclusive and binding on Tenant.
4.6.3    So much of Landlord’s books and records pertaining to the Operating Expenses for the specific matters questioned by Tenant for the Expense Year included in the Statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location, as determined by Landlord.
4.6.4    Tenant shall have the right to make such examination no more than once in respect of any Expense Year in which Landlord has given Tenant a Statement.
4.6.5    Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm approved by Landlord. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.
4.6.6    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.
4.6.7    No subtenant shall have any right to conduct any such examination and no assignee (except a Permitted Non-Transferee that is an affiliate of the original Tenant set forth in this Lease) may conduct any such examination with respect to any period during which such assignee was not in possession of the Premises.

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4.6.8    All costs and expenses of any such examination shall be paid by Tenant (unless Tenant’s Share of Operating Expenses are overstated by more than five percent (5%) in which case Landlord shall promptly reimburse Tenant for the actual and reasonable cost of such audit).
4.6.9    If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Operating Expenses, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.
ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall have access to the Building 24 hours per day/7 days per week, subject to the terms of this Lease.
5.2    Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Materials,” as that term is defined in Section 29.18, below. The Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Project. In addition, in no event shall Tenant use the Premises or any part of the Project for a tire storage facility. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Notwithstanding the foregoing, and except as may be required by Applicable Laws, in no event shall Landlord enter into any future easements, covenants, conditions, and restrictions that will have a material and adverse impact on Tenant’s rights to the permitted use of the Premises and the Equipment Area as set forth in this Lease.
5.3    Covenants, Conditions, and Restrictions. Tenant shall comply with all recorded covenants, conditions, and restrictions affecting the Project as of the date of this Lease. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s reasonable discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit H, agreeing to and acknowledging the CC&Rs. Notwithstanding the foregoing, and except as may be required by Applicable Laws, in no event shall Landlord enter into any future CC&Rs that will have a material and adverse impact on Tenant’s rights to the permitted use of the Premises and the Equipment Area as set forth in this Lease.

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ARTICLE 6
SERVICES AND UTILITIES
6.1    In General. Tenant, from the earlier of the Delivery Date or the Lease Commencement Date, and throughout the Lease Term, shall pay all charges for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises, and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity, water, and gas use for lighting, incidental use and heating, ventilation and air conditioning (“HVAC”). Tenant shall ensure that all janitorial and security services are performed in a manner consistent with first-class research and development projects in the vicinity of the Project. All such utility, janitorial and security payments which are paid directly by Tenant to the utility provider, janitorial company and/or security company, as applicable, shall be excluded from Operating Expenses. For any utility services not separately metered to Tenant, Tenant shall pay a proportion to be determined by Landlord of all charges jointly metered with other leased premises or occupants in the Building and/or Project. As of the date of this Lease, the Premises is separately metered for gas and electricity utilities.
6.2    Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system. If Tenant uses heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, such use materially affects the temperature otherwise maintained by the air conditioning system, and such use is not remedied by Tenant within thirty (30) days after written notice from Landlord, Tenant shall pay to Landlord, within thirty (30) days of billing, the cost of the increased wear and tear on existing equipment caused by such excess consumption, as reasonably determined by Landlord. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. Tenant shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damage to equipment caused by the Tenant overloading such equipment shall be rectified by the Tenant, or may, at the Landlord’s option, if not rectified by Tenant on or before the expiration of five (5) business days following notice from Landlord, be rectified by the Landlord, at the Tenant’s sole cost and expense. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord the actual cost of such additional services, including Landlord’s standard fee for its involvement with such additional services, within thirty (30) days following Landlord’s invoice for same.
6.3    Interruption of Use. Except as specifically provided to the contrary in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, provided that nothing herein shall be construed as diminishing the repair and maintenance obligations of Landlord hereunder. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

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ARTICLE 7
REPAIRS
7.1    Tenant Repair Obligations. Tenant shall, throughout the Lease Term, at its sole cost and expense, (A) keep, maintain, repair and replace as required, the interior non-structural potions of the Premises and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition and repair, subject to ordinary wear and tear, and (B) maintain the Premises in compliance with the Applicable Laws, (items (A)-(B) shall collectively be referred to herein as the, “Tenant’s Repair Obligations”), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) subject to Landlord’s responsibility for the Landlord’s Repair Obligations (as defined in Section 7.2.1 below), the plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) serving the Premises, to the extent such Building Systems are exposed in the interior of the Premises, including (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant’s security systems in or about or serving the Premises; (7) Tenant’s signage; and (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, shall cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall have the benefit of all contract warranties available to Landlord regarding the HVAC systems and equipment. Notwithstanding the foregoing, Tenant’s Repair Obligations shall not extend to (i) damage to the extent caused by the negligence or willful misconduct of Landlord, and (ii) reasonable wear and tear. Tenant’s Repair Obligations as set forth herein are not intended to and shall not minimize, amend or modify Landlord’s express obligations set forth in Section 1.4 of this Lease.
7.1.1    Service Agreements. The HVAC system shall be maintained by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such HVAC system, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service company to perform quarterly maintenance obligations hereunder with respect to the HVAC system (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis) (a “Service Contract”). Tenant shall deliver a full and complete copy of such Service Contract to Landlord within thirty (30) days after the effective date of such Service Contract. In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to the Building’s HVAC system (“Preventative Maintenance Record”). In addition, upon Landlord’s request, Tenant shall deliver a copy of the current Service Agreement to Landlord and/or a copy of the Preventative Maintenance Record. To the extent a Service Contract covers parts, labor or other costs and expenses required or incurred in connection with a Landlord Repair Obligation, at Landlord’s request, Tenant shall, in good faith using commercially reasonable efforts, enforce the terms and conditions of such Service Contract or, at Landlord’s request, assign to Landlord Tenant’s enforcement rights contained in such Service Contract.
7.1.2    Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least twenty (20) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $25,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation by delivering notice of such election to Tenant within twenty (20) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the reasonable,

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actual, out of pocket costs incurred by Landlord within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following the expiration of five (5) days following delivery of notice to Tenant of such election (provided, however, that no prior notice shall be required in the event of an emergency), make such Tenant Repair Obligation, and Tenant shall pay Landlord the reasonable, actual, out of pocket costs incurred by Landlord within thirty (30) days after receipt of an invoice therefor.
7.2    Landlord’s Obligations.
7.2.1    Landlord Repair Obligations. Subject to the provisions of Article 11 and Article 13 hereof, Landlord agrees to repair, maintain and replace (a) the structural portions of the Building (including the roof and roof membrane), exterior and load bearing walls, floor structural elements and the foundation of the Building (collectively, the “Building Structure”); (b) the Project Common Areas and (c) except as set forth as part of Tenant’s Repair Obligations, the Building Systems (Landlord shall maintain such Building Systems for the benefit of Tenant, but the entire cost of maintaining, repairing or replacing such Building System shall, subject to the remaining terms and conditions contained in this Section 7.2.1, be billed back directly to Tenant and not as an Operating Expense) (collectively, the “Landlord Repair Obligations”). The cost of the repairs, replacement, improvements or maintenance in subsection (a) above (other than the roof membrane, which shall be included in Operating Expenses), shall not be part of Operating Expenses and Tenant shall not be required to reimburse Landlord for the cost thereof as part of the Operating Expenses, Additional Rent or otherwise. The cost of the repairs, replacement or maintenance in subsection (b) shall be part of Operating Expenses and Tenant shall be required to reimburse Landlord for Tenant’s Share of the cost thereof as provided in Article 4 above. The cost of the repairs, replacement, improvements or maintenance of those items in subsection (c) above that are capital in nature shall be amortized in accordance with Section 4.2.6(xiii) above and only those amortized amounts that arise during the Lease Tern (and any extensions thereto) shall be passed through to Tenant as a direct expense (except to the extent caused by Tenant or any Tenant Party, in which event, the total amount of the repairs, replacements, improvements and replacements shall be charged to and paid for by Tenant). Notwithstanding any provision in this Section 7.11 to the contrary, any damage to the portions of the Project that Landlord is required to repair under this Section 7.2.1 arising from the negligence or willful misconduct of Tenant or any “Tenant Parties,” as that term is defined in Section 10.13 below, shall be repaired by Landlord, and Tenant shall pay Landlord the reasonable, actual, out of pocket costs incurred by Landlord within thirty (30) days after receipt of an invoice therefor. Subject to the other terms and conditions herein, Landlord may, but shall not be required to, enter the Premises upon prior notice to Tenant, to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall deem reasonably necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. In connection with the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference to the conduct of Tenant’s business.
7.3    Waiver. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
7.4    Casualty Event. In the event of damage to the Premises and/or Project caused by fire or other casualty event, the terms and conditions of Article 11 of this Lease shall govern.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1    Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such

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Alterations, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the Building Systems or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Notwithstanding the foregoing, Tenant shall be permitted, not more often than once per calendar year, to make Alterations without Landlord’s prior consent, to the extent that such Alterations (i) do not, in the aggregate, exceed a cost of $25,000.00 per Alteration, (ii) do not affect the Building Systems or Building Structure, (iii) do not affect the exterior appearance of the Building, and (iv) do not require the issuance of any permits, approvals or other documents by any governmental agency; provided, however, that the Tenant shall first give ten (10) business days’ prior written notice to the Landlord specifying the proposed Alterations, the commencement and approximate completion dates thereof, and in any event any such Alterations by Tenant shall be made in accordance with all Applicable Laws and in a good and first-class, workmanlike manner and in accordance with this Lease.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s request made at the time such consent is granted, subject to the terms and conditions set forth in Section 8.6 below, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term restore the Premises to their condition existing prior to the installation of such Alterations. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Mountain View, all in conformance with Landlord’s reasonable construction rules and regulations which may be promulgated by Landlord from time to time; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the Building Structure, exit stairwells and the Building Systems located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County where the Premises are located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3    Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of each such Alteration and all other reasonable, actual out of pocket costs incurred by Landlord in connection with the construction of the Alterations. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. Notwithstanding the foregoing, such fees shall not apply to Alterations unless Tenant requests Landlord to coordinate or otherwise participate (i.e., obtain pricing, coordinate or work with vendors, etc.) in the installation or construction process (Landlord’s internal basic review of such request for consent to an Alteration shall not be considered a request for Landlord to coordinate or participate in the installation or construction thereof).

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8.4    Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee; provided, however, that Landlord shall not require any such security in connection with Tenant’s construction of the Tenant Improvements and provided further that Landlord shall only be entitled to require Tenant to provide to Landlord a lien and completion bond as such reasonable assurance in connection with any Alterations costing in excess of fifty thousand dollars ($50,000.00) and further, in such case, if, following Landlord’s evaluation of Tenant’s then-current financial condition and performance history, Landlord determines in its good faith, prudent business judgment that the same is reasonably and prudently required.
8.5    Landlord’s Property. Except as expressly provided by the terms and conditions of this Lease, all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed by or on behalf of Tenant in or about the Premises, from time to time, shall be at the sole cost of Tenant and any permanently affixed Alterations, improvements, equipment and/or appurtenances (including furniture, equipment and equipment permanently attached to the walls, ceiling or slab) shall be and become the property of Landlord; provided, however, Landlord may, subject to the terms of Section 8.6 and Section 15.2 of this Lease, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations (subject to wear and tear, repairs that are the responsibility of Landlord under this Lease and damage by casualty or condemnation). If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations prior to the expiration or earlier termination of this Lease, Landlord shall have the right, but not the obligation, on five (5) days notice to Tenant, to perform such work and to charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. During the Lease Term, and any extensions thereto, and only to the extent any Alterations and improvements to the Premises (including the Tenant Improvements) are paid for solely by Tenant (without application of any allowances or other concessions), and so long as the same is consistent with and not adverse to Landlord’s standard accounting and tax practices with respect to the Project, Tenant avail itself of the tax depreciation benefit allocable to such Alterations and improvements to the Premises.
8.6    Notice of Removal. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 8.6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 8.6 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease and the subject Alteration (i) costs in the

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aggregate less than $25,000.00, (ii) does not affect the Building Systems, and (iii) does not affect the Building Structure, Tenant shall be entitled to deliver to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 8.6 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE.”. If Landlord fails to respond to the Second Notice within five (5) business days of Landlord’s receipt thereof, it shall be presumed that, with respect to Tenant’s obligation to remove the subject Alterations, Landlord shall not require the removal of the subject Alterations (provided that in any event Tenant shall remove any voice and data wiring and cabling installed in connection with the subject Alteration).
ARTICLE 9
COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant (excluding work performed by Landlord), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after Landlord’s delivery of notice, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.
ARTICLE 10
TENANT’S INDEMNITY AND INSURANCE
10.1    Tenant’s Indemnity.
10.1.1    Indemnity. Except to the extent arising from the gross negligence or willful misconduct of Landlord or the Land lord Parties (as defined in Section 10.13, below), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen (i) from any act, omission or negligence of the Tenant Parties; (ii) from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises after the Delivery Date, and until the end of the Lease Term and/or during any such period after the Lease Term that Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) from any accident, injury or damage occurring outside the Premises but within the Building or on Common Areas or the Project, where such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of a Tenant Party; or (iv) from any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord

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Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s gross negligence or willful misconduct.
10.1.2    No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.
10.1.3    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.
10.1.4    Survival. The terms of this section shall survive any termination or expiration of this Lease.
10.1.5    Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding REFERENCED IN Section 10.1, and the defense thereof.
10.1.6    Landlord’s Indemnity. Subject to the limitations in Section 29.13 and in Section 10.2 and Section 10.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Project after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the gross negligence or willful misconduct of Landlord or Landlord’s employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any consequential, special or punitive damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this section shall not be applicable to (i) the holder of any mortgage now or hereafter on the Project or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Project or Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.
10.2    Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and, except to the extent damage is caused by the gross negligence or willful misconduct of any of the Landlord Parties (and subject to Section 10.13 below), neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable until the

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expiration or earlier termination of the Lease Term and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.
10.3    Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force as of the Delivery Date throughout the Lease Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability (which may be satisfied with a combination of Excess/Umbrella insurance) of such insurance shall be $5,000,000.00 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.
10.4    Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s personal property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise (“Tenant’s Personal Property”) and all alterations, improvements and other modifications in the Premises (including, without limitation, the Tenant Improvements, Alterations and Existing Improvements), and other property of Tenant located at the Premises (together with Tenant’s Personal Property, collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property and any improvements existing in or to the Premises as of the date of this Lease. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section (provided however that with respect to any repair or restoration obligations of Tenant set forth in this Lease, Landlord shall cooperate in good faith with Tenant to ensure the proceeds applicable to such repair and restoration obligations for which Tenant is obligated and does perform and which are paid to Landlord as loss payee are tendered to Tenant). In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage excluding those proceeds directly attributable to Tenant’s Personal Property (notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be obligated to pay for or restore any of Tenant’s Personal Property). To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. Landlord shall have no obligation to pay for repair or restoration of any Tenant Improvements, Alterations, Existing Improvements and/or any of Tenant’s Personal Property.
10.5    Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

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10.6    Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (i) be acceptable in form and content to Landlord; (ii) be primary and noncontributory; and (iii) contain a provision pursuant to which the insurer shall give Tenant thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of any cancellation (except in the event of cancellation due to non-payment of premium, in which event ten (10) days prior written notice shall apply). Tenant shall provide Landlord with copies of any such cancellation that it receives from its insurer(s). Any deductibles pursuant to such insurance shall be deemed to be “insurance” for purposes of the waiver in Section 10.13, below. No such policy shall contain any deductible greater than $20,000.00. Landlord reserves the right from time to time to reasonably require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located and which are operated for similar purposes. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on thirty (30) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) business days after delivery to Tenant of bills therefor. Notwithstanding the foregoing, Landlord shall only request Tenant deliver copies of Tenant’s insurance policies (as opposed to certificates of insurance coverages) in the event Landlord, using prudent business judgment, desires to confirm such policies comply with the requirements of this Article 10.
10.7    Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.5 of this Lease (excluding workers’ compensation and employer’s liability coverages), above, shall name Landlord; Landlord’s managing agent, BP Management, L.P., a Delaware limited partnership; Boston Properties Limited Partnership, a Delaware limited partnership; Boston Properties, Inc., a Delaware corporation; BP Management, L.P., a Delaware limited partnership; Boston Properties Office Value-Added Fund, L.P., a Delaware limited partnership; BP Office Fund REIT, Inc., a Maryland corporation; BP Office Value-Added LLC, a Delaware limited liability company; Stichting Pensionenfonds ABP, a Netherlands foundation; Teachers Insurance Annuity Association of America, a New York life insurance company; any lender or other lienholder with respect to the Building or the Project (a “Mortgagee”); and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.
10.8    Certificates Of Insurance. On or before the Delivery Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least five (5) business (5) days prior to the expiration date of each policy for which a certificate was furnished. (An acceptable form of such a certificate is attached as Exhibit G.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.
10.9    Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply

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certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.
10.10    No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building or the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.
10.11    Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made within ten (10) days following Landlord’s demand. Landlord shall endeavor to notify Tenant of any such insurance premium increases for which Tenant is liable hereunder within a reasonable time following Landlord’s receipt of notice of the same from its insurance carrier. Landlord hereby acknowledges and agrees that a normal and customary standard office use at the Building shall not, in and of itself, increase Landlord’s property insurance premiums applicable to the Building.
10.12    Landlord’s Insurance.
10.12.1    Required Insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. .
10.12.2    Optional Insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect, so long as such additional coverages are available at commercially reasonable rates. Landlord may also maintain such other insurance as may from time to time be required by a Mortgagee. Provided that such additional insurance is consistent with the insurance carried by owners of similar properties in the area in which the Premises are located, the cost of all such additional insurance shall also be part of the Operating Expenses.
10.12.3    Blanket and Self-Insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.
10.12.4    No Obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

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10.13    Waiver Of Subrogation. Notwithstanding anything to the contrary contained in this Lease, including in Article 7 hereof, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. For purposes of this Section 10.13, all deductibles pursuant to Landlord’s and/or Tenant’s insurance shall be deemed to be “insurance”. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against Tenant and/or Landlord, and, if requested by Tenant, Landlord shall provide a similar waiver and release of claims against such subtenants or occupants of the Premises. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.
The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, a ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.
10.14    Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons or entities as Landlord may reasonably-request from time to time as Additional Insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. if the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, within sixty (60) days following notice to Landlord of the damage or destruction, Landlord shall give notice to Tenant if Landlord elects, promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, to restore the Base Building (excluding any Existing Improvements) and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building (excluding any Existing Improvements) and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building

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or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.4 of this Lease but only to the extent the same apply to the Base Building (excluding any Existing Improvements) or Common Area to be restored or repaired by Landlord (and expressly excluding proceeds received by Tenant which are applicable to Tenant’s Personal Property), if any, and Tenant, not Landlord, shall repair any injury or damage to the Tenant Improvements installed in the Premises, the existing improvements as of the date of this Lease (unless removed or demolished in connection with the construction of the Tenant Improvements or any later Alterations) (the “Existing Improvements”) and other improvements in the Premises and shall return such Tenant Improvements, Existing Improvements, Alterations and other such improvements to their condition prior to the casualty event. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto with respect to the improvements to be repair and/or restored by Tenant pursuant to this Article 11, and Landlord shall approve the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof, provided that such abatement of Rent shall be allowed only to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses or otherwise paid to Landlord; provided further, however, if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, then Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand).
11.2    Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Base Building (excluding any Existing Improvements) and/or Project, or elect that Tenant not rebuild and/or restore the Tenant Improvements or other improvements in the Premises, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if one or more of the following conditions is present: (i) in Landlord’s reasonable judgment (and after consultation with Tenant with respect to Tenant’s repairs and restoration work required pursuant to the terms and conditions of this Article 11), all repairs to the Premises cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums; provided, however, that in such event Tenant may elect, subject to any required approval by the holder of any mortgage on the Building or Project and further subject to compliance with Applicable Laws, to pay such overtime and other premiums to reduce the restoration time as determined by Landlord to one hundred eighty (180) or fewer days following the date of discovery of the damage and in such event Landlord shall not terminate this Lease pursuant to this clause (i) and Tenant shall deliver to Landlord an amount equal to Landlord’s good faith and reasonable estimate (but determined by Landlord in its sole discretion) of such costs and expenses within ten (10) days following Landlord’s demand therefor, which amounts shall be payable as Additional Rent hereunder. Landlord’s right to terminate this Lease shall immediately arise again if Tenant fails to so deliver such amount to Landlord and in such event the notice of termination to Tenant shall provide for a termination date that is fifty (50) days rather than sixty (60) days following the date of the notice. Further, if Tenant elects to and so pays for such overtime and other premiums and this Lease therefore is not terminated and, subsequently, the restoration of the Premises is not substantially complete on or before the expiration of the one hundred eighty (180) day period (or shorter restoration period as calculated following the determination of the effect of Tenant’s payment of the overtime and other premiums), then Tenant shall commence payment of all rents hereunder except to the extent Landlord actually receives rental interruption insurance or other such proceeds to pay for such rents); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage for which Landlord is liable to repair and/or restore is not fully covered by Landlord’s insurance policies or that portion of the proceeds from

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Landlord’s insurance policies allocable to the Building or the Project, as the case may be; or (iv) the damage occurs during the last twelve (12) months of the Lease Term. Landlord shall not in bad faith terminate this Lease pursuant to the terms and conditions of this Article 11 solely in bad faith to attain a higher rental for the Premises. If Landlord has the right to terminate this Lease pursuant to this Section, Landlord agrees to exercise such right in a nondiscriminatory fashion among tenants in the Project.
In the event this Lease is terminated in accordance with the terms of this Section 11.2, then Tenant shall pay to Landlord (or to any party designated by Landlord) a portion of the net insurance proceeds received by Tenant under Tenant’s under Tenant’s property insurance required under items Section 10.4 of this Lease (excluding proceeds from Tenant’s property insurance specifically applicable to Tenant’s Personal Property), which portion shall be equal to the product of the following: (A) the net insurance proceeds received by Tenant (i.e., the amount of actual insurance proceeds received by Tenant less the actual and reasonable out-of-pocket costs, if any, incurred by Tenant to receive such proceeds) under Tenant’s property insurance required under items Section 10.4 of this Lease (excluding proceeds from Tenant’s property insurance specifically applicable to Tenant’s Personal Property) (the “Tenant Received Proceeds”), and (B) a percentage, which may be expressed as a fraction, which shall have as its numerator the sum of (a) the total Tenant Improvement Allowance provided by Landlord with respect to the Premises plus (b) the value of the Existing Improvements, which value Landlord and Tenant hereby agree to be $25.00 per rentable square foot of the Premises, and which shall have as its denominator the sum of (1) total amount of the Tenant Improvement Costs plus (2) the value of the Existing Improvements, which value Landlord and Tenant hereby agree to be $25.00 per rentable square foot of the Premises. For illustration purposes only, if the Tenant Improvement Allowance was an amount equal to Twenty and No/100 Dollars ($20.00) per rentable square foot of the Premises (that is, $1,050,560.00), and the total Tenant Improvement Costs was an amount equal to Sixty-Five and No/100 Dollars ($65.00) per rentable square foot of the Premises (that is, $3,414,320.00), the percentage described in clause (B) above shall be calculated as follows: A numerator equal to $2,363,760.00 [Tenant Improvement Allowance ($1,050,560.00) plus the value of the Existing Improvements ($1,313,200.00)] over a denominator equal to $4,727,520.00 [Tenant Improvement Costs ($3,414,320.00) plus the value of the Existing Improvements ($1,313,200.00)] which shall equal fifty percent (50%). Accordingly, for purposes of the foregoing illustration only, in such event Tenant would deliver to Landlord an amount equal to fifty percent (50%) of the Tenant Received Proceeds. In the event Tenant fails to pursue such insurance proceeds within a reasonable amount of time following the termination of this Lease, then, upon written notice from Landlord, Tenant shall assign its rights to such proceeds to Landlord and Landlord shall have the right to pursue such proceeds on Tenant’s behalf, in which case, within thirty (30) days following Landlord’s receipt of such proceeds, Landlord shall deduct the amount owed to Landlord under this Section 11.2 (plus Landlord’s actual and reasonable out-of-pocket costs, if any, incurred by Landlord to receive such proceeds) and deliver the remainder to Tenant. The terms of this Section 11.2 shall survive the expiration or earlier termination of this Lease. In addition, either party shall have the right to terminate this Lease in the event all of the following occur: (a) a substantial portion of the Premises has been damaged by casualty and such damage cannot reasonably be repaired within one hundred fifty (50) days after Tenant’s receipt of Landlord’s Repair Notice; (b) there is less than one (1) year of the Lease Term remaining on the date of the casualty; and (c) the terminating party gives the other party written notice of its intent to terminate within ten (10) days after Tenant’s receipt of Landlord’s Repair Notice.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12
NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein

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contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.
ARTICLE 13
CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority; provided, however, that Landlord shall not terminate this Lease in bad faith in an effort to achieve a higher rental for the Premises. 1f more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers. Except as otherwise specifically provided or permitted in this Article 14, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by

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any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed transfer, any fees payable by Tenant pursuant to this Section 14.1, in the ordinary course of business, shall not exceed $1,500.00 for such proposed transfer.
14.2    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is in a business which is not consistent with the quality of the Building or the Project;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;
14.2.6    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Building to the extent Landlord cannot meet such occupant’s space needs), or (ii) is negotiating or has negotiated with Landlord to lease space in the Project within the immediately preceding three (3) months, or (iii) Landlord is currently meeting with (or has previously met with) the proposed Transferee to tour space in the Project within the immediately preceding three (3) months; provided, however, it shall not be reasonable for Landlord to withhold its consent to a proposed Transfer pursuant to this Section 14.2.6 if Landlord cannot meet such occupant’s or proposed Transferee’s space and timing needs;

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14.2.7    In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of uses by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on the Building systems or equipment over the burden thereon prior to the proposed Transfer, or would require increased services by Landlord;
14.2.8    The proposed Transfer would result in more than two (2) occupants in the Premises.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlords consent.
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.
14.4    Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer (“Contemplated Transfer”), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to, (A) a sublease of less than the entire Premises for less than the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be for the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such

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sublease shall expire during the final twelve (12) months of the Lease Term), or (B) an assignment or sublease pursuant to the terms of Section 14.8, below. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the remainder of the Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Any recapture under this Section 14.4 shall cancel and terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, (i) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall which is required as a result of a recapture by Landlord pursuant to the terms hereof, (ii) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture the Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.
14.5    Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation evidencing the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement,” as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. Notwithstanding anything to the contrary contained in this Article 14. Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee’s agreement that the Transfer shall be subject to the terms and provisions of this Lease, (B) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (C) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14
14.6    Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease

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shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease (beyond the expiration of any applicable notice and cure periods), then Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder (beyond the expiration of any applicable notice and cure periods), without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease. against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.7    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.8    Non Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer under Article 14 of this Lease (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Non-Transferee”), provided that (i) Tenant notifies Landlord at least twenty (20) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Non-Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Non-Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee arising thereafter shall be joint and several. An assignee of Tenant’s entire interest in this Lease or sublessee of the entire Premises for the entire Lease Term who qualifies as a Permitted Non-Transferee may also be referred to herein as a “Non-Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any person or entity.

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ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and of Article 11, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession (as thereafter improved by Landlord and/or Tenant) and, subject to the express terms and conditions of this Section 15.2, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion but subject to the terms and conditions of this Lease, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Notwithstanding the foregoing, (i) and further notwithstanding the terms and conditions of Section 8.6 above, Tenant shall not be obligated to restore the hard wall configuration of the Tenant Improvements in the Premises as the same is depicted on Schedule Ito the Work Letter attached to this Lease, and (ii) concurrent with Landlord’s approval of the final Construction Plans, Landlord shall notify Tenant which other portions, if any, of the Tenant Improvements Tenant shall be required to remove as of the expiration or earlier termination of this Lease. In any event, Tenant shall remove from the Premises all of Tenant’s Personal Property except to the extent otherwise agreed to by Landlord and Tenant or as otherwise expressly set forth in this Lease.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

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ARTICLE 17
ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant fails to execute and deliver such estoppel certificate or other instruments within such ten (10) business day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. Tenant agrees that if Tenant fails to execute and deliver such certificate within a five (5) day period following the date of Landlord’s second written request therefor, such failure shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
ARTICLE 18
MORTGAGE OR GROUND LEASE
18.1    Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided that, upon request by Tenant, Landlord shall, subject to the terms and conditions contained herein, obtain a Subordination, Attornment and Non-Disturbance Agreement (“SNDA”) from the holder of any future ground or underlying leases of the Building or Project, or the holder of any future mortgage lien, trust deed or other such encumbrance on the Building or Project, on such holder’s standard form, which Tenant may, at its own cost and expense, negotiate with such holder. Such SNDA in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under this Lease and is not otherwise in default under this Lease beyond any applicable cure period, its right to possession and the other terms of this Lease shall remain in full force and effect. Such SNDA may include other commercially reasonable provisions in favor of the respective holder, including, without limitation, additional time on behalf of the holder to cure defaults of the Landlord and provide that (a) neither such holder nor any successor-in-interest shall be bound by (i) any payment of the Base Rent or any Tenant’s Share of Direct Expenses or other sum due under this Lease for more than one (1) month in advance or (ii) any amendment or modification of this Lease made without the express written consent of such holder or any successor-in-interest; (b) neither the holder nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any Security Deposit (including the Letter of Credit), except to the extent such deposits have been received by such holder; and (c) neither the holder nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and

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performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord shall deliver to Tenant an SNDA from Landlord’s current mortgagee within ninety (90) days following the later of date this Lease is mutually executed and delivered by Landlord and Tenant, and the date Tenant tenders to Landlord any prepaid rents required by the terms and conditions of this Lease together with the Letter of Credit and an SNDA, signed by Tenant, in substantially the form attached hereto as Exhibit K. All costs and expenses incurred in connection with the preparation and negotiation of the foregoing SNDA shall be paid for by Tenant as Additional Rent hereunder.
18.2    Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below). For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).
18.3    Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:
18.3.1    The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.
18.3.2    Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).
18.3.3    In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to

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attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree in writing to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.
ARTICLE 19
DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute an event of default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due and such failure shall continue for a period of three (3) business days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within three (3) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be a event of default by Tenant, without notice; or
19.1.2    Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
19.1.3    Abandonment of all of the Premises by Tenant plus Tenant’s failure to pay Rent; or
19.1.4    The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, or the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately and materially jeopardize Landlord’s interest (as reasonably determined by Landlord in good faith), where such failure continues for more than five (5) business days after notice from Landlord (provided that any such notice shall specifically identify the subject failure and notify Tenant of such five (5) business day period to cure).
The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.
19.2    Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

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(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease (including the amount of any abated rents (which are deemed to be earned during the applicable abatement period), whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default (after the expiration of any applicable notice and cure period) by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.3    Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to

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Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.5    Landlord Default.
19.5.1    General. Notwithstanding anything to the contrary set forth in this Lease, L2mdlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.
19.5.2    Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13. as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

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ARTICLE 21
SECURITY DEPOSIT
21.1    Delivery of Letter of Credit. Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default (beyond applicable notice and cure periods) by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (as it may be reduced pursuant to the terms of this Article, the “L/C”) in the amount set forth in Section 8 of the Summary (the “L/C Amount”), in substantially the form attached hereto as Exhibit I, payable in the City of Santa Clara, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. Landlord hereby approves Silicon Valley Bank as an acceptable issuing bank for the L/C. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L/C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.
21.2    In General. The L/C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication #600, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:
21.2.1    Landlord Right to Transfer. The L/C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L/C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L/C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L/C to a new landlord. In connection with any such transfer of the L/C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith up to an amount equal to Two Hundred Fifty and No/100 Dollars ($250.00).
21.2.2    No Assignment by Tenant. Tenant shall neither assign nor encumber the L/C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.
21.2.3    Replenishment. If, as a result of any drawing by Landlord on the L/C pursuant to its rights set forth in Section 21.3 below, the amount of the L/C shall be less than the L/C Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with (i) an amendment to the L/C restoring such L/C to the L/C Amount or (ii) additional L/Cs in an amount equal to the deficiency, which additional L/Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period). So long as Landlord is not prohibited by Applicable Law from notifying Tenant, Landlord shall provide written notice to Tenant prior to any draw upon the L/C (which notice may be in the form of a default notice sent pursuant to the terms and conditions of this Lease).

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21.2.4    Renewal; Replacement. If the L/C expires earlier than the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term, Tenant shall deliver a new L/C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L/C then held by Landlord, without any action whatsoever on the part of Landlord, which new L/C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L/C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L/C shall contain a so-called “evergreen provision,” whereby the L/C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L/C, beyond which the L/C shall not automatically renew, shall not be earlier than the LC Expiration Date.
21.2.5    Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L/C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L/C within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L/C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Notwithstanding the foregoing, Tenant may elect to extend such ten (10) day period to a total of thirty (30) days by providing to Landlord prior to the expiration of such ten (10) day period cash in an amount equal to the then-required L/C Amount (the “Cash”), which Cash shall be held by Landlord in the same manner Landlord is required hereunder to hold cash proceeds from the L/C. To enable Tenant to obtain a substitute LC, Landlord shall promptly return the original L/C to Tenant following Landlord’s receipt of the Cash. Promptly following Landlord’s receipt of the substitute L/C, Landlord shall return the unapplied Cash to Tenant. If Tenant fails to replace the Cash with the substitute L/C on or before the expiration of such thirty (30) day period, Tenant shall be deemed to be in default of this Lease without additional notice or cure rights. In the event Tenant fails to provide to Landlord either such substitute L/C or the Cash within such ten (10) day period following delivery of Landlord’s written demand described above, Tenant shall be deemed to be in default of this Lease without additional notice or cure rights in Tenant and Landlord shall have the right to immediately draw on the full amount of the L/C and, further, the terms and conditions of Section 21.6.1 below shall apply. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L/C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
21.3    Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L/C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default (beyond the expiration of applicable notice and cure periods) by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L/C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease (including following a breach or default by Tenant and expiration of any applicable notice and cure periods), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L/C will not be renewed or extended through the LC Expiration Date (unless Tenant has delivered to Landlord a replacement L/C that satisfies the terms and conditions of this Article 21), or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default (after the expiration of all applicable notice and cure periods) hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L/C, in part or in whole to the extent of amounts due and owing by Tenant to Landlord at such time, and the proceeds may be applied by Landlord (i) to cure any breach or default (beyond the expiration of all applicable notice and cure periods) of Tenant and/or to compensate Landlord for any and all damages of any kind

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or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L/C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L/C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L/C, either prior to or following a “draw” by Landlord of any portion of the L/C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L/C. No condition or term of this Lease shall be deemed to render the L/C conditional to justify the issuer of the L/C in failing to honor a drawing upon such L/C in a timely manner. Tenant agrees and acknowledges that (i) the L/C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L/C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L/C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
21.4    Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L/C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
21.5    Proceeds of Draw. In the event Landlord draws down on the L/C pursuant to Section 21.3(D) or (E) above, the proceeds of the L/C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L/C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L/C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L/C in the L/C Amount required to be maintained by Tenant at such time, which replacement L/C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the L/C Expiration Date; provided, however, that if prior to the L/C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L/C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
21.6    Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L/C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L/C with a substitute L/C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If

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Tenant fails to replace such L/C with a substitute L/C from a different issuer pursuant to the terms and conditions of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary except the terms and conditions respecting Tenant’s right to provide Cash to Landlord within such ten (10) day period, Landlord shall have the right, at Landlord’s option, to either (i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy; or (ii) elect to increase the Base Rent due and owing under the terms of this Lease pursuant to the terms and conditions of Section 21.6.1 of this Lease, below. Notwithstanding the foregoing, Tenant may elect to extend such ten (10) day period to a total of thirty (30) days by providing Cash to Landlord prior to the expiration of such ten (10) day period, which Cash shall be held by Landlord in the same manner Landlord is required hereunder to hold cash proceeds from the L/C. To enable Tenant to obtain a replacement LC, Landlord shall promptly return the original L/C to Tenant following Landlord’s receipt of the Cash. Promptly following Landlord’s receipt of the replacement L/C, Landlord shall return the unapplied Cash to Tenant. If Tenant fails to replace the Cash with the replacement LC on or before the expiration of the thirty (30) day period, Tenant shall be deemed to be in default of this Lease without additional notice or cure rights. In the event Tenant fails to provide to Landlord either such replacement L/C or the Cash within such ten (10) day period following delivery of the LC Replacement Notice, Tenant shall be deemed to be in default of this Lease without additional notice or cure rights in Tenant and Landlord shall have the right to immediately draw on the full amount of the L/C and, further, the terms and conditions of Section 21.6.1 below shall apply. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L/C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
21.6.1    FAILURE TO REPLACE L/C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE L/C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.2.5 OR SECTION 21.6. OF THIS LEASE, ABOVE, AS THE CASE MAY BE (INCLUDING THE THIRTY (30) DAY EXTENDED TIME PERIOD IF TENANT EXTENDS THE SAME BY PROVIDING CASH TO LANDLORD IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN SUCH PROVISIONS), THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS TEN (10) DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L/C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L/C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANTS MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L/C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L/C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L/C AMOUNT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REPLACE THE L/C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH

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LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.6.1.
21.7    L/C Reduction.
21.7.1    Subject to the remaining terms of this Section 21.7.1, and provided (a) Tenant has timely paid all Rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the L/C Amount, and (b) Tenant’s Financial Information (defined below) reflects one (1) calendar quarter of positive cash flow (meaning Tenant’s cash flows from operations and excluding any investment, financing or other such funds that may artificially inflate Tenant’s cash flow), as reasonably determined by Landlord and Tenant, during the calendar quarter immediately preceding Tenant’s request for reduction in the L/C Amount, Tenant shall have the right to reduce the amount of the L/C Amount by an amount equal to $76,165.60 every three (3) months until such time as the L/C amount is equal to three (3) month’s Base Rent, or $228,496.80 (the “Minimum L/C Amount”). If Tenant is not entitled to reduce the amount of the LC Amount as of a particular reduction effective date due to Tenant’s failure to timely pay all Rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the L/C Amount and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the L/C Amount as described herein. If Tenant is entitled to a reduction in the L/C Amount, Tenant shall provide Landlord with written notice requesting that the L/C Amount be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s most recent calendar quarter financial statements prepared in accordance with generally accepted accounting principles and certified by Tenant’s Chief Financial Officer as being true, complete and correct, and any other financial information reasonably requested by Landlord, which may include Tenant’s most recent annual audited financial statements (“Tenant’s Financial Information”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the L/C Amount as provided herein, any reduction in the L/C Amount shall be accomplished by Tenant providing Landlord with a substitute L/C in the reduced amount, which substitute L/C (or an amendment to the L/C then held by Landlord) shall comply with the requirements of this Article 21.
21.7.2    To the extent that the L/C Amount has not been reduced below the Minimum L/C Amount in accordance with Section 21.7.1 above, then, provided no default has occurred hereunder in the twelve (12) month period prior to any reduction of the L/C Amount, Tenant shall have the right to reduce the L/C Amount as follows: (i) $834,324.07 effective as of the thirty-seventh (37th) full calendar month of the initial Lease Term; (ii) $745,221.10 effective as of the forty-ninth (49th) full calendar month of the initial Lease Term; (iii) $652,554.02 effective as of effective as of the sixty-first (61st) full calendar month of the initial Lease Term; (iv) $556,180.25 effective as of effective as of the seventy-third (73rd) full calendar month of the initial Lease Term, and (v) $455,951.54 effective as of effective as of the eighty-fifth (85th) full calendar month of the initial Lease Term. If Tenant is not entitled to reduce the amount of the LC Amount as of a particular reduction effective date due to Tenant’s failure to timely pay all Rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the amount of the Letter of Credit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the L/C Amount as described herein. Any reduction in the L/C Amount shall be accomplished by Tenant

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providing Landlord with a substitute Letter of Credit (or an amendment to the L/C then held by Landlord) in the reduced amount, which substitute L/C shall comply with the requirements of this Article 21.
ARTICLE 22
PARKING
22.1    General Terms. During the Lease Term and any extension thereof, Tenant shall have the right to use, at no additional cost to Tenant, the number and type of parking spaces set forth in Section 5 of the Summary, in the Project parking facility. Notwithstanding anything set forth in this Article 22 to the contrary, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease beyond any applicable notice and cure periods set forth in this Lease Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that, except the extent caused by the gross negligence or willful misconduct of Landlord or any of the Landlord Parties, Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Tenant shall not use, and shall ensure that its employees, invitees and visitors shall not use, the Project parking facility for the storage (including overnight parking) and/or repair of any automobiles. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements (so long as any such restrictions do not permanently and materially impact Tenant’s use of or access to the parking or permanently decrease the number of parking spaces then available to Tenant). Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Except in connection with any assignment and/or sublease approved by Landlord in accordance with the terms and conditions of Article 14 of this Lease and only with respect to parking spaces then leased by Tenant (and in accordance with the terms and conditions of this Article 22), notwithstanding any other provision of the Lease to the contrary, the parking spaces provided to Tenant pursuant to this Article 22 are provided to Tenant solely for use by Tenant’s own personnel and such use may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.
22.2    Visitor Parking. Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Landlord shall designate up to five (5) parking spaces in the parking facility in the general location depicted on Exhibit A-1 as Tenant’s “visitor” spaces, provided that in no event shall (a) Landlord be obligated to monitor use of such visitor spaces, and (b) the foregoing be deemed to permit Tenant to use more than the total parking spaces allocated to Tenant, as set forth above. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the parking facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In such an event, Landlord shall endeavor to find, on a temporary basis, alternative parking for Tenant at the Project; provided, however, in the event that, due to unavailability, Landlord is unable to provide Tenant with alternative parking, such inability shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease.

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ARTICLE 23
SIGNS
23.1    Full Floors. Subject to Landlord’s prior written approval, in its sole but reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.
23.2    Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.
23.3    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.
23.4    Building Signage.
23.4.1    Tenant shall be entitled to two (2) tenant identification signs, one of which is to be located on the exterior of the Building adjacent to the entrance to the Premises and the other which is to be located on the exterior side of the Building facing Bernardo Avenue (collectively, the “Building Signage”). The exact location and design of the Building Signage shall be subject to all Applicable Laws and Landlord’s prior written approval. The Building Signage shall not be illuminated. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of Mountain View and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all Applicable Laws; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be consistent with the other signage located on other Buildings in the Project and shall be subject to Landlord’s prior written approval; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (i) Tenant shall be in default under this Lease beyond any applicable notice and cure period; (ii) Tenant and an affiliate of Tenant that is a Permitted Non-Transferee occupies less than one hundred percent (100%) of the Premises; or (iii) this Lease shall terminate or otherwise no longer be in effect.
23.4.2    Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease within ten (10) business days following Landlord’s notice to Tenant of such failure, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all reasonable out of pocket costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor. The rights provided in this Article 23 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole but reasonable discretion.

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23.5    Monument Signage.
23.5.1    So long as (a) Tenant is not in default under the terms of this Lease beyond any applicable notice and cure periods; (b) Tenant and/or an affiliate of Tenant that is a Permitted Non-Transferee is in occupancy of the entire Premises; and (c) Tenant has not assigned this Lease or sublet the Premises, Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Section 23.5. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all Applicable Laws and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Project and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. The location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building as of the date of this Lease, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Landlord shall endeavor to notify Tenant of its approval or disapproval of matters pursuant to this Section 23.5.1 within ten (10) days following Landlord’s receipt of Tenant’s request. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.
23.5.2    Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.
23.5.3    If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than the entire Premises; or (c) Tenant assigns this Lease other than to an affiliate of Tenant that is a Permitted Non-Transferee, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within ten (10) business days of Landlord’s demand. Landlord may, at anytime during the Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.
23.5.4    Except with respect to an assignment of this Lease to an affiliate of Tenant that is a Permitted Non-Transferee, the rights provided in this Section 23.5 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.
ARTICLE 24
COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively “Applicable Laws”). At its sole cost and expense, but subject to Landlord’s obligations with respect to the Initial Premises Compliance Items as set forth in Section 1.4 of this Lease, and further subject to the terms and conditions contained in this Article 24, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to

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the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary improvements generally applicable to ordinary and basic research and development buildings in the geographic area of the Building (including structural improvements), or the Tenant Improvements, or Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense (subject to the terms and conditions of this Article 24), to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Tenant shall be responsible, at its sole cost and expense (subject to the terms and conditions of this Article 24), to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Any replacement of Base Building items in the Premises which are capital in nature shall be performed by Landlord and the cost of such replacement of such capital Base Building items in the Premises to comply with Applicable Laws shall be amortized in accordance with Section 4.2.6(xiii) above in this Lease and only those amortized amounts that arise during the Lease Term (and any extensions thereto) shall be passed through to Tenant as an Operating Expense in accordance with Article 4 above (except to the extent caused by Tenant or any Tenant Party (including arising in connection with Tenant’s specific use of the Premises or from any Alterations or other improvements made to the Premises, including the Tenant Improvements), in which event Tenant shall be directly liable for the cost and expense thereof).
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee (i) within five (5) days after said amount is due, or (ii) upon the date said amount is due if any installment of Rent or other sum due from Tenant has not been received by Landlord or Landlord’s designee within five (5) days after delivery to Tenant of written notice that the payment is overdue on more than one (1) prior occasion during the immediately preceding twelve (12) month period, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after the date they are due, or (B) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after written notice on more than one (1) prior occasion during the immediately preceding twelve (12) month period, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by Applicable Law.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue following notice from Landlord in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be

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obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2    Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to actual and reasonable expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults (beyond applicable notice and cure periods) pursuant to the provisions of Section 26.1; and (ii) sums equal to all actual and reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent (after applicable notice and cure periods), including, without limitation, all reasonable legal fees and other reasonable amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or tenants (but with respect to prospective tenants only during the final nine (9) months of the Lease Term), or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease by Tenant (beyond applicable notice and cure periods) in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business and/or lost profits occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Tenant hereby waives any claims for any loss of occupancy or quiet enjoyment of the Premises, in connection with such entries. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes, server room, clean room, finished good inventory area and other special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.
ARTICLE 28
NOTICES
All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to

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Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
Boston Properties Limited Partnership
Four Embarcadero Center
Lobby Level, Suite One
San Francisco, California 94111
Attention: Mr. Bob Pester
and
Boston Properties, Inc.
Prudential Center Tower
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199
Attention: General Counsel
and
Boston Properties Limited Partnership
Four Embarcadero Center
Lobby Level, Suite One
San Francisco, California 94111
Attention: Regional Counsel
and
SSL Law Firm LLP
575 Market Street, Suite 2700
San Francisco, CA 94105
Attention: Pamela A. Lakey, Esq.
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1    Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3    No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or

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about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.
29.4    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change (at more than a de minimus level) the rights, obligations and/or liability of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor , provided that Landlord shall reimburse Tenant for its actual and reasonable costs and attorneys’ fees reasonably incurred in connection with such documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.
29.5    Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising and accruing thereafter and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer provided that the transferee shall have fully assumed in writing and agreed to be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit following the date of transfer, and Tenant shall attorn to such transferee (and following request by Tenant, Landlord shall deliver to Tenant reasonable evidence of such assumption by the transferee).
29.6    Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7    Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.
29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

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29.13    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the rents, issues and profits thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord, the Landlord Parties, Tenant or the Tenant Parties (except as otherwise provided in Article 16 above as to Tenant and the Tenant Parties) shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, the other’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except as provided in Article 16 above.
29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease. Landlord reserves the absolute right to affect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.17    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
29.18    Hazardous Materials.
29.18.1    Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as

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molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
29.18.2    Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the Terms and conditions of Article 24 of this Lease. Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws. In addition, Tenant agrees that it: a) shall not cause the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; b) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the building or land upon which the Premises is located; c) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and d) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises. Prior to the Lease Commencement Date, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. The completed Hazardous Materials Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, upon written request from Landlord, and at such other times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of new or additional Hazardous Materials on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit F or in such reasonably similar updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its reasonable discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate (and any updates thereto) so long as the same is approved by Landlord. Notwithstanding the foregoing, Tenant may, in accordance with all Applicable Laws, handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office use.
29.18.3    Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws (i) in the Premises, or (ii) outside the Premises but in the Project Common Areas and caused by Tenant or any Tenant Party, or such report otherwise provides reasonable recommendations to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws at the Premises, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any

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Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.
29.18.4    Tenant Indemnification. In addition to Tenant’s indemnifications obligations under Article 10 of this Lease, Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, reasonable attorneys’ fees and costs, to the extent resulting directly or indirectly from any use, removal or disposal of any Hazardous Materials in the Premises or outside the Premises by Tenant or any Tenant Party, or Tenant’s breach of any provision of this Article 29.
29.18.5    Tenant Acknowledgement. Tenant hereby acknowledges and agrees that Landlord has delivered to Tenant a copy of that certain Phase 1 Environmental Site Assessment prepared by All West Environmental, Inc. and dated October 24, 2007 and that certain letter from SCA Environmental, Inc. dated as of March 25, 2008 (collectively, the “Environmental Reports”) prior to Tenant entered into this Lease. To Landlord’s actual knowledge, the Environmental Reports so delivered to Tenant comprise all such reports respecting the Building in Landlord’s possession and control. Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in, on, about or under the Premises prior to the Delivery Date and in no event shall Tenant be liable for any Hazardous Materials in, on or regarding the Premises, the Building or the Project (including without limitation, the ground water or soil) introduced, released, generated or stored in or about the Premises, the Building or the Project by Landlord or any Landlord Parties.
29.18.6    Preexisting and Migrating Hazardous Materials. Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in, on, about or under the Premises prior to the Delivery Date and/or migrating onto the Premises after the Delivery Date except to the extent (i) that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Party or (ii) any such Hazardous Materials is disturbed, distributed or exacerbated by Tenant or any Tenant Party. Further, in no event shall Tenant be liable for any Hazardous Materials in, on or about the Premises, the Building or the Project (including without limitation, the ground water or soil) introduced, released, generated or stored in or about the Premises, the Building or the Project by Landlord or any Landlord Party.
29.18.7    Landlord Representation and Indemnity. As of the date of this Lease and to Landlord’s actual knowledge of the property manager for the Building: (a) the Premises is in compliance with all Environmental Laws, and (b) the Landlord has no knowledge of and has not received any notice of any inquiries or threatened or pending claims, investigations, orders, directives or other legal proceedings involving Environmental Laws or Hazardous Materials with regard to the Premises. For purposes of this Lease, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of the property manager of the Building at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. In addition to Landlord’s indemnifications obligations under Article 10 of this Lease, Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any and all loss, claims, liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such loss, claim, liability, obligation, damage or costs was a result of the gross negligence or willful misconduct by Landlord or a Landlord Party.
29.19    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20    Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do

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business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.
29.21    Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22    Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.
29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that, except as otherwise provided herein, if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
29.26    Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Mountain View Research Park” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf’ format may be used in place of original signatures on this Lease. Landlord and

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Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following exchange of telecopied or e-mailed signatures on this Lease, Tenant shall provide to Landlord (and Landlord shall countersign the same) original signatures on this Lease.
29.28    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, business, legal, and space planning consultants, and to current and prospective investors and owners of Tenant and any prospective Transferees so long as such parties agree in writing to keep such confidential information strictly confidential and to not disclose same to any other person or entity.
29.29    Development of the Project.
29.29.1    Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, within ten (10) business days following demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision; provided that Landlord shall use commercially reasonable efforts to ensure that any such subdivision does not materially adversely impact Tenant’s use of or access to the Premises, parking and Project Common Areas.
29.29.2    The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.
29.29.3    Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Except to the extent arising from Landlord and/or any of the Landlord Parties’ gross negligence or willful misconduct or as otherwise expressly provided herein, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided that Landlord shall use commercially reasonable efforts to ensure any such construction does not materially adversely impact Tenant’s use of or access to the Premises, parking and Project Common Areas.
29.30    Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, provided that the foregoing shall not limit

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Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. In the event that the Premises are rendered untenantable as a result of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors in exercising Landlord’s rights hereunder, and as a result thereof Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice, then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 29.30, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
29.31    No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.
29.32    Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer data and voice wires and cables (collectively, the “Lines”) serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iii) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, and (iv) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines installed by Tenant located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.
29.33    No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.
29.34    Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and

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agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
29.35    Rooftop Mounted Items. Landlord hereby grants Tenant a non-exclusive license to install certain telecommunications equipment, consisting of satellite and/or microwave dishes and appurtenant supports, communication cabling and other necessary ancillary installations (hereinafter, the “Antennae”), and/or supplemental HVAC installations (hereinafter, collectively, the “Rooftop Installations”) on the roof of the Building (the “Roof”) for Tenant’s use during the Lease Term, subject to the terms and conditions set forth below, and access thereto to perform maintenance, repairs, inspections, and installations relating thereto. Any installation of the Rooftop Installations and appurtenant installations shall be performed with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and otherwise performed in accordance with the provisions hereof and Article 8 (including, without limitation, Section 8.6). Such license shall in no way limit Landlord’s right to enter any portion of the Roof, Building or Project, including the area where the Rooftop Installations are located, or to use any portion of the Building or Project, including the Roof, in such a manner and for such uses and purposes as Landlord determines in its sole discretion, including, without limitation, placing or allowing other licensees or tenants to place antennae and related equipment in any such areas. The Rooftop Installations are and shall remain the property of Tenant or its successors or assigns, and Landlord and Tenant agree that the Rooftop Installations are not a fixture pursuant to the Lease or by operation of law. Accordingly, unless otherwise agreed to by Landlord and Tenant, Tenant shall, subject to the terms and conditions of Section 8.6, remove the Rooftop Installations at the expiration or earlier termination of this Lease in accordance with the terms and conditions of Articles 8 and 15 of this Lease. The term of this non-exclusive license shall be concurrent with the Lease Term (as the same may be extended), unless sooner terminated by Landlord because of a breach by Tenant (beyond applicable notice and cure periods) of one or more of the covenants set forth below. Tenant’s rights hereunder are expressly conditioned upon and limited by the following:
(a)    The precise location of the Rooftop Installations on the Roof shall be subject to the approval of Landlord not to be unreasonably withheld;
(b)    Landlord shall specify the method of shielding the Rooftop Installations from view, or other decorative architectural features required to make the Rooftop Installations aesthetically pleasing in Landlord’s reasonable discretion;
(c)    Tenant shall submit to Landlord any plans for installation and operation of the Rooftop Installations for Landlord’s prior written approval, not to be unreasonably withheld, including the aesthetic shielding noted above;
(d)    Tenant shall submit to Landlord a construction schedule for the construction and installation of the Rooftop Installations and architectural shielding subject to Landlord’s prior written approval, not to be unreasonably withheld, and thereafter conform to such schedule;
(e)    The installation, use, operation and maintenance of the Rooftop Installations by Tenant shall be in compliance with all Applicable Laws. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Rooftop Installations, including any requisite building permits;
(f)    Tenant’s access to the Roof for purposes of installing and maintaining the Rooftop Installations and related facilities shall be subject to such procedures, regulations and limitations as Landlord may reasonably impose. To the extent any cost to operate the Rooftop Installations is not separately metered to Tenant, Tenant shall reimburse Landlord for any cost incurred in connection therewith, which payment shall be made within thirty (30) days after request therefore;
(g)    Any penetrations into the Roof in connection with the installation, use, maintenance and/or removal of the Rooftop Installations and all appurtenances thereto shall only be performed with the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided that any such penetrations into the

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Roof shall only be made in accordance with Landlord’s reasonable procedures established therefor. The route of any cabling between the Rooftop Installations and Premises shall be designated by Landlord. It is understood and agreed that Landlord is not obligated to make any structural or other alterations, additions, or improvements in or to the Building or Project, including, without limitation, the Roof, in connection with Tenant’s installation of the Rooftop Installations, and the area where the Antennae will be located shall be delivered to Tenant in an “as-is, where-is” condition. Any cost required to build out or otherwise prepare such area for use by Tenant, including, without limitation, the construction of demising walls and other improvements or alterations deemed reasonably necessary by Landlord, shall be paid by Tenant. Tenant shall be responsible to ensure that the installation (including, without limitation, any penetrations of the Roof in connection therewith), placement and continuing maintenance of the Rooftop Installations on the Roof of the Building shall not cause a termination or modification of the warranty obtained by Landlord for the Roof of the Building. Any damage to the Roof caused by Tenant’s or Tenant Parties’ activity on the Roof, including, without limitation, any additional wear and tear to the Roof occasioned by the installation (including, without limitation, any penetrations of the Roof in connection therewith) or maintenance of the Rooftop Installations shall be paid for only by Tenant, and Landlord shall have no responsibility therefor. Any costs related to additional improvements to the Building (including, without limitation, reinforcement of the Roof, if necessary) that may be required to accommodate the Rooftop Installations shall only be the Tenant’s responsibility, and Landlord shall have no responsibility therefor. Roof pads, if specified by Landlord, shall be used under the Antennae;
(h)    Tenant agrees that, if Landlord makes any repairs or maintenance to the Building or Common Areas, or any alterations, modifications, additions or improvements to the Building or Common Areas, including any such work to the electrical, mechanical or other operating systems within the Building, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Rooftop Installations and its related facilities, as such adjustments and modifications are determined to be reasonably necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant’s option, if the Rooftop Installation is the Antennae, the Antennae may be removed by Tenant from the Roof at any time. The making of the requisite adjustments and modifications for the Rooftop Installations and its related facilities shall be made in accordance with plans and specifications which are prepared, submitted, reviewed and approved by Landlord in its reasonable discretion;
(i)    In the event Landlord elects to perform repairs, maintenance or replacement of the Roof (“Roof Repairs”), Tenant will be responsible for relocation or removal of the Antennae (assuming the Antennae is the Rooftop Installation) in order for Landlord to complete the Roof Repairs in a commercially reasonable manner. In the event the Antennae is not removed or relocated in a timely fashion, Landlord shall have the right to remove or relocate the Antennae upon the expiration of five (5) business days following Landlord’s prior notice. All reasonable, out of pocket costs incurred by Landlord and related to the removal or relocation of the Antennae shall only be the responsibility of the Tenant, and Landlord shall have no responsibility therefor. Landlord shall not be held liable for any interruptions or damage to the Antennae resulting from the relocation or removal of the Antennae;
(j)    Assuming the Antennae is the Rooftop Installation Tenant shall be solely responsible for resolving technical interference problems between the Antennae and other equipment located at the Project, including, without limitation, any other communications equipment installed on the Roof by other tenants of the Project and Landlord shall have no responsibility therefor and, in the event that there are other wireless telecommunications facilities located in the Project, Tenant shall reasonably cooperate with such other carriers to resolve any issues of interference in an equitable fashion. The Antennae shall not disturb the communications configurations, equipment, and/or frequency of other communications equipment that previously existed in the Project and the Antennae shall comply with all non-interference rules of the Federal Communications Commission (“FCC”). Tenant acknowledges that Landlord may elect to enter into agreements with other wireless telecommunications operators, including other tenants of the Project, and that Tenant may be required to share certain common facilities with such operators. It is the intent of Landlord to consolidate and coordinate all such wireless telecommunications facilities at the Project in a logical manner in order to maximize use of space and minimize the impact (visual and otherwise) of wireless telecommunications equipment and antennas, including the Antennae. Tenant acknowledges that it has no exclusive rights for operating a wireless telecommunications facility

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on the Roof and that Landlord shall have the right to enter into leases, licenses, permits, and agreements with other telecommunications operators. Tenant agrees to reasonably cooperate with the other wireless telecommunications operators and Landlord to coordinate efficient collocation of equipment and antennas and to promptly resolve any interference issues that may arise due to the presence of multiple operators. Tenant shall operate within its FCC-approved frequencies and shall not materially alter the nature of its use or transmissions, or otherwise unreasonably interfere with the operations of any other wireless telecommunications operators on the Project;
(k)    Assuming the Antennae is the Rooftop Installation, at the expiration or earlier termination of the Lease, Tenant shall remove or cause the removal of the Antennae and its related facilities from the Building completely at Tenant’s cost and expense. Such removal shall be done in a good and workmanlike manner, and Tenant at its cost and expense shall repair and restore any resulting injury or damage to the Building and common areas. If Tenant fails to complete the removal by the expiration or earlier termination of this Lease, then at Landlord’s election, the Antennae and its related facilities shall be deemed abandoned and at Landlord’s option, in its reasonable discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable laws;
(l)    Assuming the supplemental HVAC is the Rooftop Installation, at the expiration or earlier termination of the Lease, Landlord may (subject to Section 8.6) require Tenant to remove or cause the removal of the supplemental HVAC and its related facilities from the Building completely at Tenant’s cost and expense. Such removal shall be done in a good and workmanlike manner, and Tenant at its cost and expense shall repair and restore any resulting injury or damage to the Building and common areas. If Tenant fails to complete the removal by the expiration or earlier termination of this Lease, then at Landlord’s election, the supplemental HVAC and its related facilities shall be deemed abandoned and at Landlord’s option, in its reasonable discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under Applicable Laws. In the alternative, Landlord, following ten (10) days prior notice to Tenant and to the extent that Tenant is required to remove the same from the Building at the expiration or earlier termination of this Lease, may elect to remove such HVAC and charge the reasonable cost and expense of such removal and the restoration to Tenant, and any additional charges Landlord incurs pursuant to Article 8, above. In addition, Landlord may notify Tenant, at the expiration or earlier termination of the Lease, or otherwise notify Tenant (or be deemed to have notified Tenant) pursuant to Section 8.6 of this Lease, that Landlord has decided that such supplemental HVAC need not be removed, in which event Tenant need not undertake such removal and restoration as may be otherwise provided in this subsection;
(m)    Tenant agrees to indemnify, protect and hold Landlord and Landlord Parties harmless and, at Landlord’s option, defend Landlord and Landlord Parties (with counsel reasonably acceptable to Landlord), from and against any and all suits, actions, legal proceedings, claims, demands, costs, and expenses (including reasonable attorneys’ fees and expenses) of whatever kind or character relating to or arising out of (a) Tenant’s and/or Tenant Parties’ use of the Roof, Building and/or common areas in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto, including, but not limited to, personal injury (including death) to any person, including Tenant and/or Tenant Parties, and/or property damage by or to any person, including Tenant and/or Tenant Parties, (b) claims of lien from Tenant Parties in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto, and (c) violation of any Applicable Laws by Tenant and/or Tenant Parties in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto; and
(n)    Tenant agrees and understands that the review of all plans by Landlord is only to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws. Landlord’s approval of any plans, work or any matter under this section shall not: (i) constitute an opinion or agreement by Landlord that such plans for the Rooftop Installation are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Rooftop Installation, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof

(64)	Mountain View Research Park Neuropace, Inc.

of any plans, or (vi) constitute a representation or warranty that such plans or any work are in accordance with industry standards or will make the Rooftop Installation operational or functional upon completion.
29.36    Equipment Area.
(a)    During the Lease Term, Tenant shall have the exclusive right to use, at its sole option and risk, at no additional charge to Tenant, that certain area in the Project’s parking facility as particularly shown on Exhibit J attached hereto (the “Equipment Area”) for the location of Tenant’s Generator (as defined in Section 29.37 below), air compressor and other equipment utilized by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Equipment”) in the operation of Tenant’s business in the Premises and for the storage of materials, equipment, inventory or other non-perishable items normally used in Tenant’s business, all in compliance with Applicable Laws, and for no other purpose whatsoever. Tenant shall not store anything outside of the Equipment Area that is unsafe or otherwise may create a hazardous condition, or that may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. The manner in which the Equipment Area is maintained shall be subject to Landlord’s reasonable approval. Tenant shall utilize the existing fencing around the Equipment Area and maintain as required by Applicable Laws and as reasonably satisfactory to Landlord (the “Fencing”). Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of using and maintaining the Fencing and the Equipment. As of the date of this Lease, Tenant intends that the Equipment shall include only the Generator, Tank, an air compressor and any of the equipment existing in the Equipment Area which Tenant requests that Landlord not remove therefrom as provided by the terms and conditions of this Lease. Any Equipment shall be installed with Landlord’s prior written consent not to be unreasonably withheld, and in accordance with the provisions of this Lease, including Article 8. Tenant shall not maintain or use the Equipment Area and/or the Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Equipment. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant shall comply with all Applicable Laws, including environmental and fire prevention regulations pertaining to Tenant’s use of the Equipment Area. Tenant shall also be responsible for the cost of all utilities consumed in connection with the maintenance or use of the Equipment Area.
(b)    Tenant shall be responsible for assuring that the installation, maintenance, use and removal of the Equipment and Fencing (provided that Tenant shall not be required to remove the Fencing at the end of the Term) shall in no way damage any portion of the parking facility, Building or Project. To the maximum extent permitted by Applicable Laws, the use of Equipment Area, Equipment and all appurtenances shall be at the sole risk of Tenant, and, except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall have no liability to Tenant if the Equipment Area, Equipment or Fencing are damaged for any reason. Tenant agrees to be responsible for any damage caused to the parking facility, Building or Project in connection with the maintenance, use or removal of the Equipment and Fencing and, in accordance with the terms of Article 10 of this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party, to indemnify, defend and hold Landlord and the Landlord Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Applicable Laws), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the installation, maintenance, use or removal of the Equipment Area, Equipment and Fencing, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant covenants and agrees that the use of the Equipment Area and Equipment shall not adversely affect the insurance coverage for the Building or Project. If for any reason, the use of the Equipment Area and/or Equipment shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase. Landlord shall endeavor to notify Tenant promptly following Landlord’s receipt of any notices from its insurer regarding increases in insurance rates due to Tenant’s use of the Equipment Area and the Equipment.
(c)    Tenant shall be responsible for the installation, use, cleanliness, maintenance and removal of the Equipment and Fencing (but not removal of the Fencing), all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease, or at such earlier times and Tenant may elect, in Tenant’s sole discretion, to cease using such Equipment Area. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as

(65)	Mountain View Research Park Neuropace, Inc.

possible, the pavement surrounding the area where the Equipment and Fencing were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Equipment Area “as is” in the condition in which the Equipment Area is in as of the date Landlord delivers possession of the Premises to Tenant, without any obligation on the part of Landlord to prepare or construct the Equipment Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Equipment Area for Tenant’s use. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Equipment Area without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for performing any maintenance and improvements to the Fencing so as to keep such enclosure in the same condition as it is on the Delivery Date.
(d)    Tenant, upon prior notice to Landlord and subject to the reasonable rules and regulations enacted by Landlord, shall have access to the Equipment Area and its surrounding area for the purpose of installing, repairing, maintaining and removing the Equipment and Fencing. The use of the Equipment Area is solely for the benefit of Tenant.
(e)    If required by Applicable Law, Landlord reserves the right, at Landlord’s sole cost and expense, to relocate the Equipment Area during the Lease Term. Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Equipment Area; provided, however, that in the event of any such relocation, Landlord shall provide substantially similar electrical wiring that is, as of the date of this Lease, servicing the Equipment Area to the relocated Equipment Area. Tenant shall have no right to sublet the Equipment Area or to assign its interest hereunder except to an affiliate of Tenant following an assignment of this Lease that qualifies as a Permitted Non-Transfer. If permitted by Applicable Law, Landlord shall provide to Tenant reasonable prior notice of such relocation and shall conduct the same in a manner to minimize interference with Tenant’s business operations, including, if practicable, performing such relocation at a time reasonably acceptable to Tenant on a non-business day.
(f)    Tenant hereby acknowledges and agrees that as of the date of this Lease, certain equipment currently is located upon the Equipment Area. Tenant agrees that such existing equipment is in its “as is” condition and that there are no representations or warranties by Landlord regarding the suitability for Tenant’s use, the condition or any other matter relating to any such existing equipment. By providing written notice to Landlord no later than thirty (30) days following the date the Construction Plans are approved, Tenant may require Landlord to remove all or any portion of such existing equipment at Landlord’s sole cost and expense. No later than thirty (30) days following Landlord’s receipt of such notice from Tenant, Landlord shall cause the existing equipment so identified by Tenant to be removed from the Equipment Area.
29.37    Emergency Generator.
(a)    Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install supplemental generator (the “Generator”) and an above ground fuel tank (the “Tank”) to provide emergency additional electrical capacity to the Premises during the Term. The size of the Generator and the Tank as are subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Generator and the Tank are a part of and included in the Equipment. Tenant’s plans for the Generator and the Tank shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator and the Tank shall be placed upon the Equipment Area. Notwithstanding the foregoing, Tenant’s right to install the Generator and the Tank shall be subject to Landlord’s approval of the manner in which the Generator and the Tank is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator and the Tank. Notwithstanding anything herein to the contrary, if Tenant does not install the Generator and the Tank on or before December 31, 2013, or if Tenant, after installation, removes the Generator or the Tank from the Equipment Area for reasons other

(66)	Mountain View Research Park Neuropace, Inc.

than the repair and replacement of the Generator, Tenant’s right to install and maintain the Generator and the Tank and to use the Equipment Area shall be null and void.
(b)    Intentionally omitted.
(c)    Subject to Landlord’s obligations to remove certain personal property from the Equipment Area is so requested by Tenant (as set forth in Section 29.36 (f)), Tenant shall take the Equipment Area “as is” in the condition in which the Equipment Area is in as of the Lease Commencement Date, without any obligation on the part of Landlord to prepare or construct the Equipment Area for Tenant’s use or occupancy.
(d)    Intentionally omitted.
(e)    Tenant shall only test the Generator before or after normal hours of business for the Building and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Equipment Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Equipment Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant as a direct cost and not a part of Operating Expenses.
(f)    Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Equipment Area. Tenant, not Landlord, shall, at its sole cost and expense, be liable for the repair and maintenance of the electrical wiring from the Building that services the Equipment Area.
(g)    Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgment, that the Generator, Tank and/or any appurtenances adversely and unreasonably cause unreasonable and recurring noise and/or vibration that unreasonably interferes with the operations of any of the occupants of the Project, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator and Tank. From and after such notice by Landlord, Tenant shall have no further right to operate the Generator or Tank unless and until Tenant shall have cured such interference in a manner reasonably approved by Landlord.
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(67)	Mountain View Research Park Neuropace, Inc.

“Landlord”:

BP MV RESEARCH PARK LLC,
a Delaware limited liability company

By:	BP OFFICE FUND REIT, INC.,
Maryland corporation,
Its sole member and manager

	By:	/s/ Rod. C. Diehl
	Name:	ROD C. DIEHL
	Title:	SENIOR VICE PRESIDENT, LEASING

“Tenant”:

NEUROPACE, INC.,
a Delaware corporation

By:	/s/ Rebecca Kuhn
Name:	Rebecca Kuhn
Title:	Chief Financial Officer and Vice President

By:	/s/ Frank M. Fischer
Name:	Frank M. Fischer
Title:	President & CEO

(68)	Mountain View Research Park Neuropace, Inc.

EXHIBIT A
MOUNTAIN VIEW RESEARCH PARK
OUTLINE OF PREMISES

EXHIBIT A	Mountain View Research Park
-1-	Neuropace, Inc.

EXHIBIT A-1
MOUNTAIN VIEW RESEARCH PARK
OUTLINE OF PROJECT

EXHIBIT A-1	Mountain View Research Park
-1-	Neuropace, Inc.

EXHIBIT B
MOUNTAIN VIEW RESEARCH PARK
WORK LETTER
1.    Defined Terms. All capitalized terms referred to in this Work Letter not defined below shall have the same meaning as defined in the Lease of which this Work Letter forms a part.
2.    Construction of Tenant Improvements. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Work Letter is attached and all prepaid rental, the L/C and insurance certificates required under the Lease, shall construct the Tenant Improvements (defined below) in accordance with this Work Letter and the approved Construction Plans (defined below).
3.    Definitions. Each of the following terms shall have the following meaning:
“Approved Preliminary Plans” shall mean the plans attached hereto as Schedule 1 to Exhibit B.
“Building Shell” shall mean the Building in its current configuration, all as it exists today in its current “AS-IS WHERE-IS” condition, but excluding all Tenant Improvements.
“Construction Plans” shall mean the complete plans and specifications for the construction of any Tenant Improvements, which shall be in substantial compliance with the Approved Preliminary Plans consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by Space Planner, and in all respects shall be in substantial compliance with all Applicable Laws, rules, regulations and building codes for the City of Mountain View, California, including, without limitation, The Americans With Disabilities Act of 1990 as the same is incorporated into and applied by the building codes and regulations of the City of Mountain View, California (the “ADA”).
“Contractor” shall mean the California licensed general contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Contractor shall be responsible for construction of the Tenant Improvements.
“Space Planner” shall mean DGA. Space Planner shall be employed by Tenant and all costs of Space Planner will be the responsibility of Tenant, as part of the Tenant Improvement Cost.
“Substantial Completion” or “Substantially Complete” shall be the date that the construction of the Tenant Improvements is sufficiently complete so that Tenant can legally occupy and utilize the Premises for the Permitted Use subject only to minor “punchlist” items, the completion of which will not materially affect Tenant’s use and occupancy of the Premises.
“Tenant Improvements” shall mean any and all improvements, furnishings, fixtures, equipment, wiring and finishing in the Premises and shown on the Construction Plans approved by Landlord pursuant to the terms and conditions of this Work Letter (and as such approved Constructions Plans may be changed or revised as set forth herein).
“Tenant Improvement Allowance” Landlord shall pay to Tenant, as an improvement contribution, an allowance in the amount of One Million Three Hundred Thirteen Thousand Two Hundred and No/100 Dollars ($1,313,200.00) (the “Tenant Improvement Allowance”), which shall be payable in accordance with Section 12 below. Tenant shall use the Tenant Improvement Allowance only for the Tenant Improvement Cost, excluding the cost of furniture and other personal property installed in the Premises by Tenant. In the event that the Tenant Improvement Allowance is not requested by Tenant in accordance with the express terms and conditions of this Work Letter on or before the date that is the twelve (12) month anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Landlord shall be entitled to deduct from the Tenant Improvement Allowance a construction management fee for

EXHIBIT B	Mountain View Research Park
-1-	Neuropace, Inc.

Landlord’s oversight of the Tenant Improvements in an amount equal to two percent (2%) of the Tenant Improvement Allowance (which construction management fee shall be deducted at the time of Landlord’s disbursement of the Tenant Improvement Allowance).
“Tenant Improvement Cost” shall mean the costs incurred by or on behalf of Tenant for the design, construction and installation of the Tenant Improvements, inclusive of the fees charged by Space Planner. The costs for the design, construction and installation shall include, but not be limited to, the following:
(i)    architectural space planning fees and costs charged by Space Planner in the preparation of the Preliminary Plans and Construction Plans;
(ii)    any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and application for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;
(iii)    surveys, reports, environmental and other tests and inspections of the site and any improvement thereon;
(iv)    labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or
(v)    fees charges by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the construction of the Tenant Improvements in the Premises;
(vi)    all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes foe the materials supplied and services rendered in connection with the construction of the Tenant Improvements;
(vii)    except to the extent such costs are Landlord’s responsibility, as expressly provided hereunder or under the Lease, all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of the Tenant Improvements.
Tenant Improvement Cost shall not include the cost of any of Tenant’s Personal Property (defined below) or the installation thereof, which shall be performed by Tenant at its sole cost and expense. In addition, Landlord shall not in bad faith or otherwise unreasonably incur any Tenant Improvement Costs on Tenant’s behalf.
5.    Space Plan for Tenant Improvements. In the event that Tenant constructs the Tenant Improvements in the Premises, the following Sections 5 through 11 shall control:
5.1    Preparations by Space Planner. Any space plan (“Preliminary Plans”) for the Tenant Improvements will be prepared by Space Planner. Landlord shall have the right to review and reasonably approve any Preliminary Plans for the Premises.
5.2    Approved Preliminary Plans. Any Preliminary Plans which are approved by both Landlord and Tenant in writing (“Approved Preliminary Plans”) shall be used by Space Planner to develop the Construction Plans.

EXHIBIT B	Mountain View Research Park
-2-	Neuropace, Inc.

6.    Construction Plans for Tenant Improvements.
6.1    Preparation by Space Planner. Space Planner shall provide completed construction plans showing (i) Tenant’s partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including “cut sheets,” for the Tenant Improvements, which shall be in conformity with the Approved Preliminary Plans. Landlord shall respond to any request for approval in this Section 6 within ten (10) business days following written request therefor and Landlord’s failure to so respond within such time period shall be deemed Landlord’s disapproval of such request. In the event Landlord sends a notice of disapproval of any request for approval made by Tenant pursuant to this Section 6, Landlord shall provide reasonably detailed reasons therefor. Except to the extent expressly set forth herein, Landlord may only disapprove the Construction Plans if: (a) the Tenant Improvements shown on such Construction Plans are inconsistent with or not a natural development of the Approved Preliminary Plans (provided that any new information reflected on the Construction Plans or any part of the Approved Preliminary Plans affected by such new information on the Construction Plans shall be subject to Landlord’s review and approval hereunder); or (b) the Tenant Improvements shown on the Construction Plans are not in compliance with Applicable Laws; and/or (c) there are any changes or modifications made to the Tenant Improvements (other than immaterial changes), as previously shown on the Approved Preliminary Plans.
6.2    Tenant’s Review of Construction Plans for Tenant Improvements. The Construction Plans as approved or deemed approved by Landlord and Tenant shall be known herein as the “Approved Construction Plans.”
7.    Bids.    Tenant has reserved the right to obtain bids or not. Whether or not Tenant elects to bid the construction of the Tenant Improvements, Landlord shall have the right to approve the Contractor proposed by Tenant, which approval shall not be unreasonably withheld. In no event may Tenant use Tenant affiliated servicers or suppliers without Landlord’s prior written approval.
8.    Building Permit. Tenant shall be responsible for obtaining a building permit (“Building Permit”) for the Tenant Improvements, if necessary. To the extent requested by Tenant, Landlord shall assist Tenant in obtaining the Building Permit, at no cost or expense to Landlord.
9.    Change Requests.
9.1    Approval. No changes to the Approved Construction Plans requested by Tenant (each, a “Change Request”) shall be made without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, subject to the following:
(i)    No Change Request shall affect the structure or adversely or materially affect the operating systems of the Building;
(ii)    Any delays in completion of the Tenant Improvements caused as a result of a Change Request shall not delay the commencement of the Lease Term from the date the Lease Term would otherwise have commenced had it not been for the Change Request. Tenant agrees that the Lease and all obligations of Tenant thereunder (including without limitation the obligation to pay rent) shall commence on the Lease Commencement Date regardless of any delay effect arising in connection with the Change Request. The cost of any Change Requests shall be included in the Tenant Improvement Cost (and the Tenant Improvement Allowance shall apply to any such Change Requests).
9.2    Procedure. Except with respect to the mechanical and electrical systems of the Building, within three (3) business days after receipt of a written Change Request from Tenant, Landlord shall notify Tenant verbally of Landlord’s approval or disapproval of the Change Request; Landlord shall confirm, in writing, Landlord’s approval or disapproval within five (5) business days after receipt of Tenant’s written Change Request. All reasonable and actual costs paid by Landlord to unaffiliated parties in connection with review of proposed Change Requests shall be part of the Tenant Improvement Cost. With respect to a Change Request related to the

EXHIBIT B	Mountain View Research Park
-3-	Neuropace, Inc.

Building’s mechanical and electrical systems, Landlord shall have five (5) business days to respond orally and seven (7) business days to confirm its decision in writing.
10.    Importance of Time Periods. The time periods set forth in this Work Letter are to be strictly adhered to and extensions of time shall be granted only when the circumstances are such that it is clear that the party requesting the additional time is without fault as to the delay.
11.    Removal of Tenant Improvements. At the expiration or earlier termination of the Lease, Tenant shall be required to remove the Tenant Improvements from the Premises in accordance with, and subject to the limitations set forth by, the terms and conditions of the Lease, including, without limitation, Section 15.2.
12.    Disbursement of Tenant Improvement Allowance. The Tenant Improvement Allowance may only be used for the Tenant Improvement Costs. The Tenant Improvements Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Tenant Improvements, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s conditional waivers of liens which shall cover all Tenant Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Tenant Improvements; (v) plans and specifications for the Tenant Improvements, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all then in effect Applicable Laws affecting the Building, Project and Premises; (vi) copies of all construction contracts for the Tenant Improvements, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Improvements. Upon completion of the Tenant Improvements, and prior to final disbursement of the Tenant Improvements Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) bills covering all labor and materials expended and used, (4) as-built plans of the Tenant Improvements, and (5) the certification of Tenant’s contractor and its architect that the Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with Applicable Laws. In no event shall Landlord be required to disburse the Tenant Improvements Allowance more than one time per month. If the cost of the Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall be entitled to the Tenant Improvements Allowance in accordance with the terms hereof, but each individual disbursement of the Tenant Improvements Allowance shall be disbursed in the proportion that the Tenant Improvements Allowance bears to the total cost for the Tenant Improvements, less the 10% retainage for each requested payment referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Improvements Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured. The additional cure period available to Landlord as set forth in Section 19.5.1 of the Lease following a breach of the Lease by Landlord shall not apply with respect to Landlord’s express obligations as set forth in this Work Letter.
13.    Remediation of Asbestos Containing Materials. Landlord shall be responsible, at Landlord’s sole cost, for the cost of removing or encapsulating any existing asbestos-containing materials in the Premises (“Remedial Activities”) to the extent required by Applicable Law which asbestos-containing materials are discovered in connection with and as a result of Tenant’s performance of the Tenant Improvements in the Premises; provided that if Tenant’s proposed Tenant Improvements trigger a legal requirement for such Remedial Activities, Landlord and Tenant shall first work together reasonably and in good faith to develop alternatives to Tenant’s proposed Tenant Improvements that would not trigger a legal requirement for Remedial Activities. If Landlord and Tenant are unable to develop a mutually acceptable alternative to the proposed Tenant Improvements, then prior to any Remedial Activities Landlord shall have the right to contest the legal requirement for Remedial Activities in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Law and the right to appeal any decisions, judgments or

EXHIBIT B	Mountain View Research Park
-4-	Neuropace, Inc.

rulings to the fullest extent permitted by Applicable Law. Tenant and Landlord shall cooperate to avoid any delays in the Tenant Improvements as the result of such contests or appeals, but Landlord agrees that so long as Tenant cooperates reasonably and in good faith with Landlord’s efforts to investigate and, if necessary, perform the Remedial Activities, the Lease Commencement Date shall be extended on a day for day basis for each day such Remedial Activities actually delay Tenant’s substantial completion of the Tenant Improvements. Landlord, after the exhaustion of any and all rights to appeal or contest (or after such maximum period of delay), will make all repairs, additions, alterations or improvements necessary to comply with applicable Laws requiring Remedial Activities.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B	Mountain View Research Park
-5-	Neuropace, Inc.

SCHEDULE 1 TO EXHIBIT B
MOUNTAIN VIEW RESEARCH PARK
APPROVED PRELIMINARY PLANS

FLOOR PLAN NOTES

FLOOR PLAN KEYNOTES

N. BERNARDO
NORTH BERNARDO DRIVE
1

OVERALL FLOOR PLAN

SCALE 1/16" = 1'-0"

No.	Description	Date

PRELIMINARY

OVERALL
FLOOR PLAN

Project Number

A-101

Scale

SCHEDULE 1 TO EXHIBIT B	Mountain View Research Park
-1-	Neuropace, Inc.

EXHIBIT C
MOUNTAIN VIEW RESEARCH PARK
FORM OF NOTICE OF LEASE TERM DATES
Date:
To:    Copy to:
Re: Dated:
Between: BP MV RESEARCH PARK LLC, a Delaware limited liability company, Lessor or Landlord, and NEUROPACE, INC., a Delaware corporation, Lessee or Tenant
..........
-    s,
In accordance with the subject document we wish to advise you and/or confirm your tenancy of:
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within 5 days of receipt. Per the lease language, however, failure to execute and return such notice within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.
Boston Properties, L.P.
Agreed to and Accepted:
By: Lease Administrator’s name Date Lease Administration        By: Its:                Date

SCHEDULE 1 TO EXHIBIT B	Mountain View Research Park
-1-	Neuropace, Inc.

EXHIBIT D
MOUNTAIN VIEW RESEARCH PARK
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.    No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
5.    No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
6.    The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

EXHIBIT D	Mountain View Research Park
-1-	Neuropace, Inc.

7.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
8.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
9.    Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.
10.    Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
11.    Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous.
12.    Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
13.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
14.    Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
15.    No cooking shall be done or permitted on the Premises except to the extent approved by Landlord, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
16.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be a part of the permitted use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
17.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
18.    Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco

EXHIBIT D	Mountain View Research Park
-2-	Neuropace, Inc.

products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
19.    Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system.
20.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
21.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
22.    Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
23.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.
24.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
25.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
26.    Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.
27.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
28.    All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
29.    Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

EXHIBIT D	Mountain View Research Park
-3-	Neuropace, Inc.

30.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
31.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waiver any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D	Mountain View Research Park
-4-	Neuropace, Inc.

EXHIBIT E
MOUNTAIN VIEW RESEARCH PARK
FORM OF TENANT’S ESTOPPEL CERTIFICATE
The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _______________, 201__ by and between BP MV RESEARCH PARK LLC, a Delaware limited liability company as Landlord, and the undersigned, as Tenant, for Premises located in the office building located at 455 N. Bernardo Avenue, Mountain View, California 94043, certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _______________, and the Lease Term expires on _______________, and the undersigned has no option to terminate (other than Section 2.4 of the Lease if the same remains in full force and effect) or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.    Base Rent became payable on _______________.
4.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.    [reserved].
7.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _______________. The current monthly installment of Base Rent is _______________.
8.    To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.    No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Letter of Credit in the amount of $920,000.00 as provided in the Lease.
10.    As of the date hereof, to Tenant’s actual knowledge, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.    If Tenant is a corporation, limited liability company, partnership or limited liability partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.    Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
14.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

EXHIBIT E	Mountain View Research Park
-1-	Neuropace, Inc.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at _______________ on the _____ day of _______________, 20___.

“Tenant”:

NEUROPACE, INC., a Delaware corporation

By:
Its:

By:
Its:

EXHIBIT E	Mountain View Research Park
-2-	Neuropace, Inc.

EXHIBIT F
MOUNTAIN VIEW RESEARCH PARK
INITIAL DISCLOSURE CERTIFICATE
HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29.18 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Landlord: BP MV RESEARCH PARK LLC
Name of (Prospective) Tenant: NEUROPACE, INC., a Delaware corporation
Mailing Address:
Contact Person, Title and Telephone Number(s):
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):
Address of (Prospective) Premises: 455 N. Bernardo Avenue, Mountain View, California 94043
Length of (Prospective) initial Term: Seven (7) years and three (3) months
1.    GENERAL INFORMATION:
Describe the proposed operations to take place at the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.
General and administrative office, research and development manufacturing, and other related uses consistent with the project and allowed with the City of Mountain View.
2.    USE STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS
2.1    Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of at the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of at the Premises.
Wastes    Yes ☐ No ☐
Chemical Products    Yes ☐ No ☐
Other    Yes ☐ No ☐
If Yes is marked, please explain:
2.2    If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of at the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any applicable Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated

EXHIBIT F	Mountain View Research Park
-1-	Neuropace, Inc.

frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.    STORAGE TANKS AND SUMPS
Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed at the Premises? Existing tenants should describe any such actual or proposed activities.
Yes ☐ No ☐
If yes, please explain:
4.    WASTE MANAGEMENT
4.1    Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.
Yes ☐ No ☐
4.2    Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.
Yes ☐ No ☐
If yes, attach a copy of the most recent report filed.
5.    WASTEWATER TREATMENT AND DISCHARGE
5.1    Will your company discharge wastewater or other wastes to:
______ storm drain?    ______ sewer?
______ surface water?     ______ no wastewater or other wastes discharged.
Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
5.2    Will any such wastewater or waste be treated before discharge?
Yes ☐ No ☐
If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.    AIR DISCHARGES
6.1    Do you plan for any air filtration systems or stacks to be used in your company’s operations at the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use at the Premises which discharge into the air and whether such air emissions are being monitored.
Yes ☐ No ☐
If yes, please describe:

EXHIBIT F	Mountain View Research Park
-2-	Neuropace, Inc.

6.2    Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit at the Premises? Existing tenants should specify any such equipment being operated at the Premises.
______ Spray booth(s)    ______ Incinerator(s)
______ Dip tank(s)     ______ Other (Please describe)
______ Drying oven(s)    ______ No Equipment Requiring Air Permits
If yes, please describe:
6.3    Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past twelve months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.
7.    HAZARDOUS MATERIALS DISCLOSURES
7.1    Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements with respect to its operations or proposed operations at the Premises? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.
Yes ☐ No ☐
If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.
7.2    Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations at the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.
Yes ☐ No ☐
If yes, please explain:
8.    ENFORCEMENT ACTIONS AND COMPLAINTS
8.1    With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.
Yes ☐ No ☐
If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29.18 of the Lease Agreement.

8.2    Omitted

EXHIBIT F	Mountain View Research Park
-3-	Neuropace, Inc.

8.3    Have there been any material complaints from adjacent tenants, owners or other neighbors at your company’s current facilities, with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.
Yes ☐ No ☐
If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.    PERMITS AND LICENSES
Attach copies of all permits and licenses issued to your company with respect to its proposed operations at the Premises, to the extent relating to any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
As used herein, “Hazardous Materials” and “Environmental Laws” shall have the meanings given to such terms in the Lease Agreement.
The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Section 29.18 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement.

EXHIBIT F	Mountain View Research Park
-4-	Neuropace, Inc.

I [print name] ________________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that to my knowledge the information contained in this certificate is true and correct in all material respects as of the date set forth below.
(PROSPECTIVE) TENANT:

By:

Title:

Date:

EXHIBIT F	Mountain View Research Park
-5-	Neuropace, Inc.

EXHIBIT G
MOUNTAIN VIEW RESEARCH PARK
ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-05-07

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

COMPANY B

COMPANY C

COMPANY D

INSURED

COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR OWNER'S & CONTRACTOR'S PROT				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				X WC STATUTORY LIMITS / OTHER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER

NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

ACORD 25 (11/95)

© ACORD CORPORATION 1988

EXHIBIT G	Mountain View Research Park
-1-	Neuropace, Inc.

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ________ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE ☐
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.
The ACORD name and logo are registered marks of ACORD

EXHIBIT G	Mountain View Research Park
-2-	Neuropace, Inc.

EXHIBIT H
MOUNTAIN VIEW RESEARCH PARK
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
[INSERT ADDRESS]

RECOGNITION OF COVENANTS,
CONDITIONS, AND RESTRICTIONS
This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the __ day of ____________, 201__, by and between BP MV RESEARCH PARK LLC, a Delaware limited liability company (“Landlord”), and NEUROPACE, INC., a Delaware corporation (“Tenant”), with reference to the following facts:
A.        Landlord and Tenant entered into that certain Office Lease Agreement dated _________, 200__ (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).
B.        The Premises are located in a building located on real property which is part of an area owned by Landlord containing approximately ____ (___) acres of real property located in the City of Mountain View, California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.
C.        Landlord (or its predecessor) has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated _____________, ______, in connection with the Project.
D.        Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.
NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,
1.    Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.
2.    Miscellaneous.
2.1    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.
2.2    This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.
2.3    This Agreement and the Lease (to the extent expressly applicable) constitute the entire understanding and agreements of the parties with respect to the Declaration, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no

EXHIBIT H	Mountain View Research Park
-1-	Neuropace, Inc.

other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.
2.4    This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.
2.5    In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.
2.6    All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.
2.7    If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.
2.8    Time is of the essence of this Agreement.
2.9    The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.
2.10    As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT H	Mountain View Research Park
-2-	Neuropace, Inc.

SIGNATURE PAGE OF RECOGNITION OF
COVENANTS, CONDITIONS AND RESTRICTIONS
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

BP MV RESEARCH PARK LLC, a Delaware limited liability company

By:

Its:

“Tenant”:

NEUROPACE, INC., a Delaware corporation

By:

Its:

By:

Its:

EXHIBIT H	Mountain View Research Park
-3-	Neuropace, Inc.

EXHIBIT I
MOUNTAIN VIEW RESEARCH PARK
FORM OF LETTER OF CREDIT
(Letterhead of Silicon Valley Bank or other money center bank acceptable to the Landlord)
BENEFICIARY:
BP MV RESEARCH PARK LLC,
a Delaware limited liability company
[INSERT COMPLETE STREET ADDRESS]
[INSERT CITY, STATE, ZIP CODE]
AS “LANDLORD”
WITH A COPY OF ALL NOTICES TO
BENEFICIARY SENT TO (OR SUCH OTHER
ADDRESS AS DESIGNATED IN WRITING
BY BENEFICIARY:
BOSTON PROPERTIES LIMITED PARTNERSHIP
FOUR EMBARCADERO CENTER
LOBBY LEVEL, SUITE ONE
SAN FRANCISCO, CALIFORNIA 94111
ATTENTION: REGIONAL COUNSEL
APPLICANT:
NEUROPACE, INC.
1375 SHOREBIRD WAY
MOUNTAIN VIEW, CA 94043
AS “TENANT”
AMOUNT:    US$920,000.00 (NINE HUNDRED THOUSAND AND NO/100 US DOLLARS)
EXPIRATION DATE:    August 31, 2012
LOCATION:    SANTA CLARA, CALIFORNIA
LADIES AND GENTLEMEN:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ____ IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:
1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.
2.    YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.
3.    A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:
(A)    “PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED [INSERT DATE] BY AND BETWEEN TENANT, AND BENEFICIARY,

EXHIBIT I	Mountain View Research Park
-1-	Neuropace, Inc.

AS LANDLORD, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, LANDLORD IS ENTITLED TO DRAW UPON THE LETTER OF CREDIT.”
OR
(B)    “THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF THIS LETTER OF CREDIT NO. SVBSF ______ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”
OR
(C)    “THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF THIS LETTER OF CREDIT NO. SVBSF ______ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”
OR
(D)    “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF ______ WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN SIXTY (60) DAYS PRIOR TO THE CURRENT EXPIRATION DATE.”
THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.
PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.
WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST ONE HUNDRED TWENTY (120) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND JULY 31, 2019 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES BY THE ISSUING BANK, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.

EXHIBIT I	Mountain View Research Park
-2-	Neuropace, Inc.

AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00). THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.
SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 654-6211; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE.
PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY. PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY.
AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY OTHER THAN A WEEKEND DAY AND GENERALLY RECOGNIZED BANK HOLIDAYS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COME, PUBLICATION NO. 600 (THE “UCP”).

EXHIBIT I	Mountain View Research Park
-3-	Neuropace, Inc.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT I	Mountain View Research Park
-4-	Neuropace, Inc.

EXHIBIT “A”
SIGHT DRAFT/BILL OF EXCHANGE

DATE:___________________	REF. NO. _______________________________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF _____________________________________ US$___________________
U.S. DOLLARS ____________________________________________________________________

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF _____ DATED __________ __, 20__”

TO: SILICON VALLEY BANK	________________________________________
3003 TASMAN DRIVE	NORTH MARY OFFICE LLC
SANTA CLARA, CA 95054
________________________________________
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:
1.    DATE: INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2.    REF. NO.: INSERT YOUR REFERENCE NUMBER IF ANY.
3.    PAY TO THE ORDER OF INSERT NAME OF BENEFICIARY.
4.    US$: INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5.    U.S. DOLLARS: INSERT AMOUNT OF DRAWING IN WORDS.
6.    LETTER OF CREDIT NUMBER: INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.    DATED: INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.
NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

EXHIBIT I	Mountain View Research Park
-5-	Neuropace, Inc.

EXHIBIT “B”
DATE:
TO:    SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054
ATTN:    GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT
RE:    SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_______________________________________________________________________________
(NAME OF TRANSFEREE)
_______________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

EXHIBIT I	Mountain View Research Park
-6-	Neuropace, Inc.

SINCERELY	SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)	WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(PRINTED NAME AND TITLE)

___________________________________________
(NAME OF BANK)
___________________________________________
(ADDRESS OF BANK)
___________________________________________
(CITY, STATE, ZIP CODE)
___________________________________________
(AUTHORIZED SIGNATURE)
___________________________________________
(PRINTED NAME AND TITLE)
___________________________________________
(TELEPHONE NUMBER)

EXHIBIT I	Mountain View Research Park
-7-	Neuropace, Inc.

EXHIBIT J
MOUNTAIN VIEW RESEARCH PARK
LOCATION OF EQUIPMENT AREA

Equipment Area
455 N. BERNARDO
NORTH BERNARDO
268'-10"

EXHIBIT J	Mountain View Research Park
-8-	Neuropace, Inc.

EXHIBIT K
MOUNTAIN VIEW RESEARCH PARK
FORM OF CURRENT MORTGAGEE SNDA
RECORDING REQUESTED BY
UNION BANK, N.A.
AND WHEN RECORDED MAIL TO:
UNION BANK, N.A.
Commercial Real Estate Loan Administration
145 S. State College Blvd., Suite 600
Brea, CA 92821
Attn: Manager

Space above this line for Recorder’s use.
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of August ___, 2011 by and between Union Bank, N.A. (“Bank”) and NeuroPace, Inc., a Delaware corporation (“Tenant”).
RECITALS:
A.    Bank has made or has agreed to make a loan (the “Loan”) to BP MV Research Park LLC, a Delaware limited liability company (“Borrower”) evidenced by, among other things, a debt instrument executed or to be executed by Borrower in favor of Bank in the principal amount of the Loan (as amended from time to time, the “Note”).
B.    The Note and certain other obligations of Borrower under the Loan are or will be secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (as amended from time to time, the “Deed of Trust”). The Deed of Trust, executed or to be executed by Borrower in favor of Bank, and previously recorded or to be recorded concurrently herewith, encumbers the estate of Borrower in certain real property and improvements commonly known as 455 N. Bernardo Avenue, Mountain View, California, and more particularly described on Exhibit A attached hereto (the “Property”).
C.    Borrower has leased a portion of the Property to Tenant (the “Premises”) subject to the terms and conditions of a lease dated August ___, 2011 (together with any amendments executed prior to the date hereof, the “Lease”).
D.    As a condition to making the Loan, Bank requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof and attorn to Bank as provided below, subject to the terms and conditions of this Agreement. Subject to the terms of this Agreement, Tenant is willing to provide such subordination and attornment provided Bank agrees not to disturb Tenant’s right to possession under the Lease as provided below.

EXHIBIT K	Mountain View Research Park
-1-	Neuropace, Inc.

AGREEMENT:
For good and valuable consideration, Tenant and Bank agree as follows:
1.    SUBORDINATION. Subject to the terms and conditions of this Agreement, Tenant hereby subordinates the Lease and all rights, remedies and options of Tenant thereunder, including without limitation any option to purchase or right of first refusal to purchase the Property or any part thereof or interest therein, to the Deed of Trust and to the lien thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease.
2.    NON DISTURBANCE. Bank will not join Tenant as a party in any Foreclosure unless the joinder is necessary to pursue its remedies under the Deed of Trust (in which case such joinder shall not terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement) or disturb, diminish or interfere with in any manner Tenant’s possession, use or enjoyment of the Premises. In the event of a Foreclosure (defined below), Bank agrees that (i) the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect for the remainder of the Lease term and any renewal periods and Bank shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as expressly provided below, (ii) Tenant’s possession of the Premises shall not be disturbed, and (iii) Bank and any such successor of Bank shall be bound by all of the obligations imposed upon Borrower as landlord under the Lease, from and after the date of acquisition of the Property by Foreclosure or by deed in lieu thereof otherwise, except as otherwise expressly provided in this Agreement; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Bank’s option the Lease shall be terminated by reason of the Foreclosure and Bank shall have no obligation to Tenant under the Lease. As used in this Agreement, “Foreclosure” means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Deed of Trust, or any deed or other transfer in lieu thereof.
3.    ATTORNMENT. In the event of a transfer of Borrower’s interest in the Property to a Purchaser (defined below), Tenant agrees that the Lease shall continue in full force and effect and, provided that such Purchaser agrees in writing to assume Borrower’s obligations under the Lease subject to the terms and conditions of this Agreement, Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that, the Purchaser shall not be:
3.1    Liable for any act or omission of any Prior Landlord (defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord except (i) offsets specifically provided for in the Lease, or (ii) those which arose out of Prior Landlord’s default under the Lease and continue uncured after Tenant has notified Bank and given Bank an opportunity to cure as provided for in Section 5 below;
3.2    Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;
3.3    Bound by any amendment to the Lease made without Bank’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) which would (i) reduce the fixed annual rent, additional rent, percentage rent or any other monetary obligations of Tenant under the Lease, (ii) reduce the term of the Lease, (iii) reallocate the responsibility for obtaining any insurance coverage required under the terms of the Lease, (iv) eliminate or substantially modify any representation, warranty, covenant or indemnity of Tenant under the Lease, (v) increase the repair or maintenance obligations of the landlord under the Lease, (vi) result in or make the landlord’s obligations thereunder any more onerous, or (vii) otherwise materially and adversely impact the economics of the Lease to the detriment of the landlord thereunder.
3.4    Liable for obligations under the Lease the cost of which exceed the amount set forth in the first sentence of Section 29.13 of the Lease or for obligations which accrue after Purchaser has sold or otherwise transferred its interest in the Property;

EXHIBIT K	Mountain View Research Park
-2-	Neuropace, Inc.

3.5    Bound to restore the Property after a casualty for a cost in excess of proceeds recovered under any insurance required to be carried under the Lease, or bound to restore the Property after a taking for a cost in excess of any condemnation award;
3.6    Bound by any restriction on competition beyond the Property;
3.7    Bound by any notice of termination, cancellation or surrender of the Lease made without Bank’s prior written consent unless the Lease expressly grants to Tenant the right to terminate or cancel the Lease in such circumstances;
3.8    Bound by any environmental representation, warranty, covenant or indemnity contained in the Lease except to the extent that Bank’s affirmative act(s) constitute or result in a violation of any such environmental representation, warranty, covenant or indemnity;
3.9    Bound by any option to purchase or right of first refusal with respect to the Property or any portion thereof; and
3.10    Bound by any representation or warranty contained in the Lease.
This attornment shall be immediately effective and self operative, without the execution of any further instrument, upon Purchaser’s acquisition of Borrower’s interest in the Property. As used in this Agreement, “Purchaser” means any transferee, including Bank, of Borrower’s interest in the Property pursuant to a Foreclosure, and the successors and assigns of such transferee, and “Prior Landlord” means any landlord, including Borrower, under the Lease prior in time to Purchaser.
4.    NOTICE TO TENANT. After written notice (the “Rent Notice”) is given to Tenant by Bank that Borrower is in default under the Loan and that the rentals under the Lease should be paid to Bank pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Bank all rent and all other sums due Borrower under the Lease. In the event Tenant receives written notice from Bank that rents and/or other monies due under the Lease are to be paid to Bank, Tenant shall pay to Bank all rents and other monies due or to become due under the Lease in accordance with Bank’s written instructions. Provided that no rent due under the Lease has been paid more than thirty (30) days in advance of its due date, Tenant shall not be liable to Bank for such rent paid to Borrower prior to receipt of the Rent Notice.
5.    NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide written notice to Bank of any default by Borrower under the Lease and Tenant agrees that no notice of termination of the Lease or of an abatement of rent shall be effective unless Bank shall have received written notice of default giving rise to such termination or abatement and shall have failed within 60 days after receipt of such notice to cure such default, or if such default cannot be cured within 60 days, shall have failed within 60 days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, including without limitation any action to obtain possession of the Property. Notwithstanding the foregoing, Bank shall have no obligation to cure any such default.
6.    MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of Bank and Tenant and their respective successors and assigns. This Agreement shall be governed and interpreted under the laws of the state where the Property is located. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. if any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Each party represents and warrants to the other that this Agreement is a valid and binding agreement of such party and the person(s) executing this Agreement on behalf of such party have the authority to do so.

EXHIBIT K	Mountain View Research Park
-3-	Neuropace, Inc.

7.    NOTICES. Notices or other communications given or required to be given under this Agreement shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, nationally recognized overnight courier or delivered personally: (a) to Tenant at Tenant’s address set forth below or (b) to Bank at Bank’s address set forth below; or (c) to such other address as either Tenant or Bank may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 7. Any such notice or other communication shall be deemed to have been rendered or given (i) three (3) days after the date when such notice or other communication shall have been mailed, if sent by certified mail, (ii) upon the date personal delivery is made, if sent by personal delivery or (iii) upon the date delivery is made, if sent by overnight courier.
Tenant’s Address for Notices:
NeuroPace, Inc.
1375 Shorebird Way
Mountain View, California 94093
Attention: Chief Financial Officer
Bank’s Address for Notices:
Union Bank, N.A.
Commercial Real Estate Loan Administration
145 S. State College Blvd. Suite 600
Brea, CA 92821
Attn: Manager
[SIGNATURE PAGE FOLLOWS]

EXHIBIT K	Mountain View Research Park
-4-	Neuropace, Inc.

IN WITNESS WHEREOF, Bank and Tenant have duly executed this Agreement as of the date first above written.

BANK:

Union Bank, N.A.

By:
Name:
Title:

TENANT:

NeuroPace, Inc.
a Delaware corporation

By:
Name:
Title:

EXHIBIT K	Mountain View Research Park
-5-	Neuropace, Inc.

EXHIBIT “A”
LEGAL DESCRIPTION OF PROPERTY
[INSERT LEGAL DESCRIPTION OF COLLATERAL PROPERTY]

EXHIBIT K	Mountain View Research Park
-6-	Neuropace, Inc.

NOTARY ACKNOWLEDGMENT
State of California )
County of _________________)
On __________________________, before me,__________________________________________, Notary Public,
(here insert name and title of the officer)
personally appeared ____________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature_______________________________________________	(seal)
State of California )
County of )
On _________________, before me, __________________________________________________, Notary Public,
(here insert name and title of the officer)
personally appeared __________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature______________________________________	(seal)

EXHIBIT K	Mountain View Research Park
-7-	Neuropace, Inc.